MAGNUM HUNTER RESOURCES, INC.

                      401(k) EMPLOYEE STOCK OWNERSHIP PLAN

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                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS.................................................1

         1.01       Account.............................................1
         1.02       Aggregate Account...................................1
         1.03       Affiliate...........................................1
         1.04       Allocation Date.....................................2
         1.05       Beneficiary.........................................2
         1.06       Benefit Commencement Date...........................2
         1.07       Break In Service....................................2
         1.08       Code................................................2
         1.09       Company.............................................3
         1.10       Company Stock.......................................3
         1.11       Compensation........................................3
         1.12       Disability..........................................4
         1.13       Discretionary Contribution Account..................4
         1.14       Discretionary Contribution..........................4
         1.15       Effective Date......................................4
         1.16       Elective Deferral...................................4
         1.17       Elective Deferral Account...........................4
         1.18       Employee............................................4
         1.19       Employer............................................5
         1.20       Employer Contributions..............................5
         1.21       Employer Contribution Account.......................5
         1.22       Employment..........................................5
         1.23       Entrance Date.......................................5
         1.24       ERISA...............................................5
         1.25       ESOP................................................5
         1.26       ESOP Accounts.......................................5
         1.27       ESOP Stock Account..................................5
         1.28       ESOP Other Investments Account......................6
         1.29       ESOP  Suspense Account..............................6
         1.30       Exempt Loan.........................................6
         1.31       Fair Market Value...................................6
         1.32       Forfeiture..........................................6
         1.33       Highly Compensated Employee.........................6
         1.34       Hour of Service.....................................7
         1.35       Investment Fund.....................................8
         1.36       Matching Contribution...............................8

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         1.37       Matching Contribution Account.......................8
         1.38       Nonhighly Compensated Employee......................8
         1.39       Normal Retirement Age...............................8
         1.40       Normal Retirement Date..............................8
         1.41       Participant.........................................9
         1.42       Plan................................................9
         1.43       Plan Administrator..................................9
         1.44       Plan Year...........................................9
         1.45       Qualified Matching Contribution.....................9
         1.46       Qualified Matching Contribution Account.............9
         1.47       Qualified Non-Elective Contribution.................9
         1.48       Qualified Non-Elective Contribution Account.........9
         1.49       Rollover Contribution...............................9
         1.50       Trust Agreement.....................................9
         1.51       Trust or Trust Fund.................................9
         1.52       Trustee.............................................9
         1.53       Valuation Date.....................................10
         1.54       Vested.............................................10
         1.55       Year of Service....................................10

ARTICLE II - PARTICIPATION REQUIREMENTS................................11

         2.01       Eligibility........................................11
         2.02       Participation Upon Re-employment...................11
         2.03       Omission of Eligible Employee......................12
         2.04       Inclusion of Ineligible Employee...................12
         2.05       Election Not to Participate........................12

ARTICLE II - FUNDING OF THE PLAN.......................................13

         3.01       General............................................13
         3.02       Discretionary Contributions........................13
         3.03       Nature and Limitation on Contributions.............13
         3.04       Payment to Trust...................................13
         3.05       Form of Contributions..............................13
         3.06       Approval by Internal Revenue Service
                        and Related Matters............................13
         3.07       Employee Contributions.............................14
         3.08       Rollover Contributions.............................14
         3.09       Contributions for Qualified Military Service.......15

ARTICLE  IV - CASH OR DEFERRED ARRANGEMENT.............................16

         4.01       Definitions........................................16

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         4.02       Salary Deferral Agreements.........................17
         4.03       Payment of Elective Deferrals to Trustee...........17
         4.04       Limitation on Amount of Elective Deferrals.........17
         4.05       Actual Deferral Percentage Test....................18
         4.06       Distribution of Excess Contributions...............19
         4.07       Qualified Matching and Non-Elective
                        Contributions..................................20
         4.08       Distribution Restrictions Applicable to
                        Qualified Non-Elective Contributions
                        and Qualified Matching Contributions...........21

ARTICLE V - MATCHING CONTRIBUTIONS.....................................22

         5.01       Definitions........................................22
         5.02       Matching Contributions.............................23
         5.03       Limitations on Matching Contributions..............23
         5.04       Distribution of Excess Aggregate
                        Contributions..................................24
         5.05       Correction of Violation of Multiple
                        Use Limitation.................................25

ARTICLE VI - ALLOCATION OF CONTRIBUTIONS AND EARNINGS..................26

         6.01       Allocation of Employer Contributions...............26
         6.02       Allocation of Forfeitures..........................27
         6.03       Allocation of Earnings and Losses..................27
         6.04       Limitation on Allocations in Single Plan...........28
         6.05       Limitation in Case of Multiple Defined
                        Contribution Plans.............................29
         6.06       Definitions........................................30

ARTICLE VII - ADDITIONAL FUNDING, ALLOCATION AND INVESTMENT
         RESTRICTIONS APPLICABLE TO ESOP ACCOUNTS......................33

         7.01       Purpose and Scope..................................33
         7.02       Investment Policy..................................33
         7.03       Allocations of Discretionary Contributions
                        and Forfeitures to the ESOP Accounts...........34
         7.04       Allocation of Earnings on ESOP Accounts............35
         7.05       General Loan Authority.............................36
         7.06       Collateral, Recourse and Default under
                        Exempt Loan....................................37
         7.07       ESOP Suspense Account..............................38
         7.08       Diversification of ESOP Account....................39
         7.09       Investment of Non-ESOP Accounts in
                        Company Stock..................................39
         7.10       Distribution of Company Stock......................41
         7.11       Restrictions on Shares.............................41
         7.12       Put Option ........................................41
         7.13       Put Option Price and Payment Terms.................42

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         7.14       Nonterminable Protections and Rights...............43

ARTICLE VIII - DETERMINATION OF BENEFITS ON TERMINATION OF
         EMPLOYMENT....................................................44

         8.01       Summary of Events Permitting Distribution
                        of Benefits....................................44
         8.02       Normal Retirement..................................44
         8.03       Early Retirement...................................44
         8.04       Accelerated Vesting upon Disability................44
         8.05       Other Separation from Service......................44
         8.06       Vested Interest in Accounts........................44
         8.07       Forfeitures; Service Spanning......................45
         8.08       Repayment of and Accounting For Certain
                        Distributed Benefits...........................46

ARTICLE IX - TIME AND FORM OF DISTRIBUTION OF BENEFITS.................48

         9.01       Definitions Applicable to Required
                        Distributions..................................48
         9.02       Time of Payment of Benefit.........................49
         9.03       Form of Distribution of Retirement Benefits........49
         9.04       Distribution Requirements..........................50
         9.05       Consent to Cash-out of Vested
                        Aggregate Account..............................51
         9.06       Directed Rollovers.................................52
         9.07       Distributions upon Certain Events Prior
                        to Separation from Service.....................53

ARTICLE X - DEATH AND SURVIVOR BENEFITS................................54

         10.01      Amount of Benefit..................................54
         10.02      Form of Benefit....................................54
         10.03      Designation of Alternate Beneficiary...............54
         10.04      Death Prior to Commencement of Benefits............55
         10.05      Purchase of Life Insurance.........................56

ARTICLE XI - PARTICIPANT LOANS AND FINANCIAL HARDSHIP
         DISTRIBUTIONS.................................................57

         11.01      Participant Loans Not Authorized...................57
         11.02      In-Service Withdrawal for Financial Hardship.......57

ARTICLE XII - ADMINISTRATION...........................................60

         12.01      Named Fiduciaries..................................60
         12.02      Powers and Responsibilities of the Company.........60
         12.03      Responsibility of Trustee..........................61

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         12.04      Investment Manager or Committee....................61
         12.05      Individually Directed Accounts.....................61
         12.06      Administrative Committee...........................63
         12.07      Powers and Responsibilities of the Plan
                        Administrator..................................63
         12.08      Committee Procedures...............................64
         12.09      Voting of Securities...............................64
         12.10      Decisions of the Plan Administrator................64
         12.11      Records and Statements.............................64
         12.12      Payment of Expenses................................65
         12.13      Benefit Claims Procedure...........................65
         12.14      Claims Review Procedure............................65
         12.15      Unclaimed Benefits.................................65
         12.16      Indemnification....................................66
         12.17      Alternative Means of Communication.................66

ARTICLE XIII - SPECIAL RULES APPLICABLE TO YEARS IN
         WHICH THE PLAN IS TOP-HEAVY...................................67

         13.01      Purpose and Scope..................................67
         13.02      Definitions Applicable to Top-Heavy
                        Determination..................................67
         13.03      Top-Heavy Minimum Allocation.......................69

ARTICLE XIV - ADOPTION BY AFFILIATES AND WITHDRAWAL....................71

         14.01      Procedure for Adoption.............................71
         14.02      Procedure for Withdrawal...........................71
         14.03      Adoption Contingent Upon Continued
                        Qualification..................................71

ARTICLE XV - MERGER, CONSOLIDATION OR TRANSFER.........................72

         15.01      Successor Employer.................................72
         15.02      Authorization of Plan Merger.......................72
         15.03      Conditions Applicable to Plan Merger, etc..........72
         15.04      Transfers to this Plan.............................72

ARTICLE XVI - AMENDMENT OF PLAN........................................73

         16.01      Plan Amendment.....................................73

ARTICLE XVII - PLAN TERMINATION........................................74

         17.01      Right to Terminate.................................74
         17.02      Partial Termination................................74
         17.03      Liquidation of the Trust Fund......................74
         17.04      Manner of Distribution.............................74

ARTICLE XVIII - MISCELLANEOUS..........................................75

         18.01      Participant's Rights...............................75
         18.02      Alienation of Benefits.............................75
         18.03      Prohibition Against Diversion of Funds.............76
         18.04      Bonding of Fiduciaries.............................76
         18.05      Receipt and Release for Payments...................77
         18.06      Construction of Plan...............................77
         18.07      Binding Effect.....................................77

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                          MAGNUM HUNTER RESOURCES, INC.

                      401(k) EMPLOYEE STOCK OWNERSHIP PLAN


                                    PREAMBLE

     WHEREAS, Magnum Petroleum, Inc., the predecessor to the Company, adopted the Magnum Petroleum, Inc. 401(k) Plan (the "401(k) Plan") and the Magnum Petroleum, Inc. Employee Stock Ownership Plan (the "ESOP") effective January 1, 1996; and

     WHEREAS, the Company has now determined to combine the 401(k) Plan and the ESOP into a single plan consisting of a profit sharing plan permitting employees to make tax-deferred contributions under Section 401(k) of the Code and an employee stock ownership plan that will permit employees to obtain an indirect ownership interest in the Company and, subject to the employees' elections, obtain shares of Company Stock upon termination of employment.

     NOW, THEREFORE, the Company hereby adopts the following plan as an amendment, restatement and consolidation of the 401(k) Plan and the ESOP effective as herein provided.

                                    ARTICLE I

                                   DEFINITIONS

     The following terms when used herein shall have the designated meaning unless a different meaning is required by the context.

     1.01 Account. Each separate account or record maintained for each Participant consisting of all contributions, Forfeitures, and realized and unrealized gains and losses of the Trust allocable to such Participant. In the non-ESOP portion of the Plan, a Participant may have an Elective Deferral Account, a Matching Contribution Account, a Discretionary Contribution Account, a Qualified Matching Contribution Account and a Qualified Non-Elective Contribution Account. With respect to the part of the Plan that is an ESOP, a Participant may have an ESOP Stock Account and an ESOP Other Investments Account. If appropriate, a Participant shall also have a Rollover Account. Unless otherwise required by law, the maintenance of Accounts is for accounting purposes only and shall not require a segregation of assets.

     1.02 Aggregate Account. The total balance of each Participant's Accounts, which represents the Participant's share of contributions, Forfeitures and income or loss from investment of the Trust Fund as allocated under the provisions of this Plan. The Participant's Aggregate Account shall also include any amounts accumulated under the 401(k) Plan or the ESOP or which are transferred to the Plan as a rollover Contribution or in a trustee to trustee transfer.

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     1.03 Affiliate. Any corporation which is included in a "controlled group of corporations" in which the Company is included, as determined under Section 1563(a) of the Code, without regard to subsections (a)(4) and (e)(3)(C) of such Section, or any trade or business (whether or not incorporated) which is under common control with the Company as determined under Section 414 of the Code (but only for the period of such inclusion); provided, however, that for purposes of
Section 6.04 et seq. of this Plan,  Affiliate  status shall be determined  under
Section 1563(a) of the Code as if the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" each place it appears in
Section 1563(a)(1). An Affiliate shall also include any member of an Affiliated Service Group (as defined in Section 414(m) of the Code) which includes the Company, and any other employer required to be aggregated with the Company under
Section 414(n) or (o) of the Code (but only for the period of such inclusion and only to the extent of any such requirement).

     1.04 Allocation Date. For purposes of valuing Accounts and allocating Elective Deferral Contributions, an "Allocation Date" is each business day of the Plan Year. For purposes of allocating Matching Contributions, an "Allocation Date" is the last business day of each fiscal quarter of the Plan Year. For purposes of allocating Discretionary Contributions and contributions to the ESOP Accounts, the Allocation Date is the last day of each Plan Year following the Effective Date. The Employer may allocate Matching Contributions and Discretionary Contributions prior to an Allocation Date as provided in Section 6.01(d).

     1.05 Beneficiary. Any person or fiduciary designated by a Participant to receive a benefit under the Plan following the death of the Participant in accordance with the Plan.

     1.06 Benefit Commencement Date. The first day on which all events have occurred which entitle the Participant to payment of a benefit under the Plan.

     1.07 Break In Service.

     (a) A Plan Year during which an Employee completes not more than 500 Hours of Service.

     (b) Solely for purposes of determining whether a Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence but not in excess of 501 Hours of Service in any Plan Year. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a break in service in that year, or, in all other cases, in the following Plan Year.

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     1.08 Code. The Internal Revenue Code of 1986, as amended from time to time.

     1.09 Company. Magnum Hunter Resources, Inc., successor to Magnum Petroleum, Inc., and any successor(s) thereto.

     1.10 Company Stock. The common stock issued by the Company (or by a corporation which is a member of the controlled group of corporations of which the Company is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Common Stock" means common stock issued by the Company (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Company (or of any other such corporation) having the greatest voting power, and (B) that class of stock of the Company (or of any other such corporation) having the greatest dividend rights. Preferred Stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

     1.11 Compensation.

     (a) Except as hereinafter provided, Compensation shall mean all of each Participant's wages within the meaning of Section 3401(a) and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2).

     (b) For any Self-employed Individual or Owner-Employee covered under the plan, Compensation shall mean earned income. Earned income means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and deductions allocable to such items. Net earnings are reduced by contributions by the taxpayer to a qualified plan to the extent deductible under Section 404 of the Code. Net Earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code.

     (c) The Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $160,000, as adjusted for increases in the cost-of-living in accordance with
Section 401(a)(17)(B) of the Code. If a Plan Year consists of fewer than 12 months, the Compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

     (d) For purposes of allocating Discretionary Contributions and Forfeitures, and determining any limitations on Matching Contributions, Compensation shall include (i) any amount

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     which  is  contributed  by the  Employer  pursuant  to a  salary  reduction agreement and which is not includible in the gross income of the employee under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code and (ii)
bonuses, overtime, commissions and severance pay.

     (e)  Except  to  the  extent  that  the  provisions  of  Article  XIII  are applicable, Compensation shall not include amounts paid by the Employer to an Employee prior to the date on which he becomes eligible to commence participation in the Plan.

     1.12 Disability. A physical or mental condition which renders the Participant incapable of continuing his usual and customary employment with the Employer (as specified by the Plan Administrator). The Disability of a
Participant shall be determined by a licensed physician chosen by the Plan Administrator.

     1.13 Discretionary Contribution Account. The separate account or record maintained for each Participant consisting of the portion of his Aggregate Account derived from Discretionary Contributions and earnings thereon which are not designated as contributions to the ESOP portion of the Plan.

     1.14 Discretionary Contribution. A contribution made by the Employer pursuant to Section 3.02. Discretionary Contributions may be treated as part of the ESOP portion of the Plan or as part of the non-ESOP portion of the Plan, but shall not be considered part of the ESOP portion of the Plan unless designated as ESOP contributions by the Employer.

     1.15 Effective Date. The effective date of this Plan is January 1, 2001.

     1.16 Elective Deferral. A contribution made pursuant to a Salary Deferral Agreement of a Participant in accordance with Section 4.03.

     1.17 Elective Deferral Account. The separate account or record maintained for each Participant consisting of the portion of his Aggregate Account derived from Elective Deferral Contributions and the earnings thereon.

     1.18 Employee.

     (a) A person who is employed as a common law employee by the Company or an Affiliate. The term Employee shall also include any leased employee deemed to be an employee of an Employer pursuant to Section 414(n) or (o) of the Code.

     (b) For purposes of paragraph (a), a leased employee is any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer

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     A leased  employee shall not be considered an employee of the recipient if:
(i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludible from the
employee's   gross  income  under  Section  125,  Section   402(e)(3),   Section
402(h)(1)(B) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

     1.19 Employer. The Company and any Affiliate that adopts this Plan pursuant to Article XIV.

     1.20 Employer Contributions. Any contribution made to the Plan by the Employer whether as a Discretionary Contribution, Matching Contribution, Elective Deferral, Qualified Non-Elective Contribution or Qualified Matching Contribution.

     1.21 Employer Contribution Account. The sum of all amounts held in the Participant's Discretionary Contribution Account, Matching Contribution Account, Elective Deferral Account, Qualified Non-Elective Contribution Account, and Qualified Matching Contribution Account and ESOP Accounts.

     1.22 Employment. The service of an Employee with the Employer or any predecessor. Employment shall also include the period of time an Employee is on a leave of absence. For these purposes, a leave of absence means a temporary cessation of active Employment with the Employer granted pursuant to a nondiscriminatory policy established by the Employer and as amended from time to time, whether occasioned by illness, military service, or any other reason.

     1.23 Entrance Date. The first day of each calendar month of each Plan Year. The Effective Date of the Plan shall also be considered an Entrance Date.

     1.24 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.25 ESOP. That part of this Plan that constitutes an employee stock ownership plan as defined by Code Section 4975(e)(7) and Regulation ss. 54.4975-11, consisting primarily of Article VII and other Sections that relate to the acquisition, holding or disposition of Company Stock.

     1.26 ESOP Accounts. The combined ESOP Stock Account and the ESOP Other Investments Accounts. Discretionary Contributions allocated to the ESOP Accounts may be referred to as ESOP contributions.

     1.27 ESOP Stock Account. The account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

     1.28 ESOP Other Investments Account. The account of a Participant established under the part of the Plan that is an ESOP and which is credited with his share of the net gain (or loss) of the Plan, Forfeitures and Employer Contributions in other than Company Stock and which is debited with payments

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     made to pay for Company  Stock.  No Company  Stock shall be allocated to or held in the ESOP Other Investments Account.

     1.29 ESOP Suspense Account. An account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants' ESOP Stock Accounts.

     1.30 Exempt Loan. A loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury regulations and Section 7.06 hereof

     1.31 Fair Market Value. The amount determined by the Trustee on a basis uniformly applied which, in the Trustee's opinion, is the amount that would constitute "adequate consideration" for such assets on such date. Adequate consideration means, in the case of a security for which there is a general recognized market, either (i) the price of the security prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934 or (ii) if the security is not traded on such a national securities exchange, a price not less favorable to the Plan than the offering price for the security as established by the current bid and ask prices quoted by persons independent of the issuer and of any party in interest; and (iii) in the case of an asset other than a security for which there is a generally recognized market, the fair market value of the assets as determined in good faith by the Trustee in accordance with any applicable regulation promulgated by the Secretary of the Treasury. In the case of shares described in clause (iii), Fair Market Value shall be determined at least annually by an independent appraiser.

     1.32 Forfeiture. Any portion of a Participant's Aggregate Account which is not Vested and which is forfeited by the Participant as provided in Section 8.07.

     1.33 Highly Compensated Employee.

     (a) For purposes of this Plan, the term Highly Compensated Employee shall mean any Employee who, (i) during the Plan Year of determination or the immediately preceding Plan Year was a five percent (5%) owner (as defined in Section 416(i)(1) of the Code) or (ii) received compensation (as defined below) from the Employer in excess of eighty thousand dollars ($80,000) or such other amount as prescribed by the Internal Revenue Service for the Plan Year preceding the Year of determination. Notwithstanding the foregoing, a person shall not be considered highly compensated for any Plan Year under clause (ii) unless such person was a member of the top-paid group as defined under paragraph (b).

     (b) For purposes of this Plan, the top-paid group means the top paid twenty percent (20%) of Employees ranked by compensation during such preceding Plan year. In determining which Employees are among the top-paid group, the following Employees shall be excluded:

     (i) Employees who have not completed at least six (6) months of service;

     (ii) Employees who normally work less than seventeen and one-half (17 1/2) hours per week;

     (iii) Employees who normally work during not more than six (6) months during any Plan Year;

     (iv) Employees who have not attained age twenty-one (21);

     (v) Employees covered under a collective bargaining agreement (to the extent permitted in appropriate regulations); and

     (vi) Employees who are nonresident aliens and who receive no earned income (as defined in Code Section 911(d)(2) which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); or

     (c) For purposes of this Section, the term "compensation" shall have the same meaning as in Code Section 415(c)(3).

     (d) For purposes of this Section, former Employees shall be treated as Highly Compensated Employees, if:

     (i) such an Employee was a highly compensated Employee upon termination of employment with the Affiliated Employers; or

     (ii) such an Employee was a highly compensated Employee at any time after attaining age fifty-five (55). The term "Highly Compensated Employee" shall have the meaning set forth in Section 414(q) of the Code and includes Highly Compensated Active Employees and Highly Compensated Former Employees.

     1.34 Hour of Service. (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate during the applicable computation period; and (2) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence.

     Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

     For purposes of this Section, a payment shall be deemed to be made by or due from the Employer or an Affiliate regardless of whether such payment is made by or due from the Employer or an Affiliate directly, or indirectly through, among others, a trust, fund, or insurer, to which the Employer of Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of a particular Employee or are on behalf of a group of Employees in the aggregate.

     An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or Affiliate provided, however, that the same Hours of Service shall not be credited both under clause (1) and clause (2), as the case may be, of the first paragraph of this Section, and under this paragraph. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such clause (2) shall be subject to the limitations set forth in that clause.

     For purposes of eligibility to participate in the Plan, Employees compensated on an hourly basis shall be credited with Hours of Service as computed from the appropriate payroll records. Employees who are not compensated on an hourly basis shall be credited with 45 Hours of Service for each week during which the Employee would be required to be credited with one Hour of Service under this Section.

     The provisions of Department of Labor Regulation ss.2530.200b-2(b) and (c) are incorporated herein by reference and shall supplement the definition of "Hour of Service" under this Plan.

     1.35 Investment Fund. Any of the pooled investment funds made available for investment at the direction of Participants and Beneficiaries in addition to Company Stock.

     1.36 Matching Contribution. An Employer Contribution made to the Plan on behalf of a Participant on account of the Participant's Elective Deferral under the Plan.

     1.37  Matching   Contribution  Account.  The  separate  account  or  record maintained for each Participant consisting of the portion of his Aggregate Account derived from Matching Contributions and the earnings thereon.

     1.38 Nonhighly Compensated Employee. Any Employee who is not a Highly Compensated Employee.

     1.39 Normal  Retirement  Age. The later of the day on which the Participant
(i) attains the age of 65 years and (ii) the fifth anniversary of the day the Participant commenced participation in the Plan.

     1.40 Normal Retirement Date. The last day of the Plan Year coincident with or next following a Participant's termination of employment after attaining his Normal Retirement Age.

     1.41 Participant. An Employee who has met the eligibility requirements for participation in the Plan and who has commenced participation under Article II. "Participant" shall also include any person who has been a Participant under the foregoing sentence but whose active Employment has terminated and on whose behalf one or more Accounts are maintained under the Plan.

     1.42 Plan. The Magnum Hunter Resources, Inc. 401(k) Employee Stock Ownership Plan as set forth herein and as it may be amended from time to time.

     1.43 Plan Administrator. The Company, but only to the extent it acts in such capacity under Article XII.

     1.44 Plan Year. The twelve-month period ending on December 31.

     1.45 Qualified Matching Contribution. A Matching Employer Contribution which the Employer elects to subject to the restrictions applicable to Elective Deferrals and which are included as Elective Deferrals in determining the Average Deferral Percentage of a group of Participants.

     1.46 Qualified Matching Contribution Account. The separate account or record maintained for each Participant consisting of the portion of his Aggregate Account derived from Qualified Matching Contributions and the earnings thereon.

     1.47 Qualified Non-Elective Contribution. A contribution (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to the Participant's Qualified Non-Elective Contribution Accounts that the Participant may not elect to receive in cash until distributed from the Plan; and that is distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

     1.48 Qualified Non-Elective Contribution Account. The separate account or record maintained for each Participant consisting of the portion of his Aggregate Account derived from Qualified Non-Elective Contributions and the earnings thereon.

     1.49 Rollover Contribution. A voluntary transfer to the Plan made by an Employee, including a plan-to-plan transfer or directed rollover, in accordance with Section 3.08.

     1.50 Trust Agreement. A separate agreement executed between the Company and the Trustees providing for the establishment of a Trust Fund consisting of all assets of the Plan, as the same may be amended from time to time.

     1.51 Trust or Trust Fund. The fund established under the Trust Agreement.

     1.52 Trustee. The person or persons named as Trustee by the Company and who execute this Plan and Trust Agreement in such capacity, and any successor(s) thereto.

     1.53 Valuation Date. The date as of which the Trust Fund is valued, which shall be each business day of the Plan Year for each Investment Fund and the last day of each Plan Year with respect to Company Stock.

     1.54 Vested. That portion of a Participant's Aggregate Account which is nonforfeitable under the terms of the Plan.

     1.55 Year of Service.

     (a) Except as provided below, a Year of Service is a twelve (12) consecutive month period during which an Employee has completed at least 1,000 Hours of Service. Subject to the foregoing, for purposes of determining the number of an Employee's Years of Service, there shall be included service for any Affiliate after the date on which it became affiliated with the Company. In addition, if such Employee was ever leased to an Employer under a leasing arrangement described in Section 414(n) of the Code, he shall receive credit for the number of Years of Service which he would have accumulated had he been employed directly by the Employer while performing services as a leased employee. In addition, if the Employer maintains the plan of a predecessor employer, service with the predecessor shall be treated as service for the Employer.

     (b) For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning upon re-employment after an absence for which service has been lost under Section 2.02 shall be measured from the date on which the employee again performs an Hour of Service after re-employment. After the initial eligibility computation period, the computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service; provided, however, that an Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the Plan Year which includes the first anniversary of the Employee's employment commencement date shall be credited with two Years of Service for purposes of eligibility to participate.

     (c) For vesting purposes, the computation period shall be the Plan Year. However, an Employee who commences employment during a Plan Year and who would not otherwise complete a Year of Service for such Plan Year under the requirements of paragraph (a) shall receive credit for a Year of Service for vesting purposes if such employee completes 500 Hours of Service and is actively employed on the last day of such Plan Year.

                                   ARTICLE II

                           PARTICIPATION REQUIREMENTS

     2.01 Eligibility.

     (a) Except as provided below, each Employee shall be eligible to participate in the Plan on the Entrance Date coincident with or next following the date on which he attains the age of 21 years and completes one month of Employment, provided in either event that he is still employed by the Employer on such Entrance Date. An Employee who would be eligible to participate in the Plan but for his inclusion in an ineligible class of Employees shall commence participation in the Plan immediately upon becoming a member of an eligible class of Employees.

     (b) Leased employees and other persons who provide services to an Employer pursuant to an agreement between the Employer and a third party staffing company shall not be eligible to participate in the Plan.

     (c) Employees covered by a collective bargaining agreement shall not be eligible to participate in the Plan.

     (d) Employees who are nonresident aliens who receive no earned income from sources within the United States shall not be eligible to participate in the Plan.

     (e) An individual shall not be eligible to participate in the Plan for any period of time in which such individual is treated by the Employer as an independent contractor, regardless of whether such individual may be considered by any other person or governmental agency as an Employee, or whether such individual is subsequently treated by the Employer as an Employee. A determination by the Internal Revenue Service, other governmental agency or a court that an individual treated as an independent contractor was an Employee for any period of time shall not create any rights to contributions or benefits under the Plan for any period during which the individual was treated otherwise than as an Employee.

     2.02 Participation Upon Re-employment.

     (a) If a Participant separates from Employment after attaining any Vested interest in his Aggregate Account (other than Rollover Contributions and plan-to-plan transfers) and is thereafter re-employed, he shall commence participation in the Plan on the date of his re-employment.

     (b) If an Employee separates from Employment prior to becoming eligible to participate in the Plan, or after becoming eligible to participate in the Plan but prior to attaining any Vested interest in his Aggregate Account (other than Rollover Contributions or plan-to-plan transfers) and is thereafter re-employed, then, in determining his eligibility to participate in the Plan, Years of Service completed by such former Employee prior to such re-employment shall be disregarded if, but only if, the number of his consecutive one-year Breaks in Service equals or exceeds the greater of five (5) or the number of his aggregate Years of Service prior to such break.

     In computing the aggregate number of Years of Service prior to such re-employment, any Years of Service which could have been disregarded by reason of prior Break(s) in Service shall be disregarded.

     (c) If a re-employed  Employee's service is not disregarded under paragraph
(b), he shall commence participation on the later of (i) the date of his re-employment or (ii) the date he would have commenced participation if he had not terminated his Employment.

     2.03 Omission of Eligible Employee. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to that Employee if he not been omitted. Such contributions shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

     2.04 Inclusion of Ineligible Employee. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made and allocated, the appropriate Employer shall not be entitled to recover the contribution made with respect to the ineligible person unless such inclusion results from a mistake of fact under
Section 3.06. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

     2.05 Election Not to Participate. Notwithstanding Section 2.01, an Employee may, subject to the approval of the Company, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year. An Employee who makes an election not to participate in the Plan may not revoke such election before the first day of the Plan Year that follows his election by at least five years. An Employee who revokes an election not to participate may not make another election not to participate during his current or any subsequent period of Employment.

                                   ARTICLE III

                               FUNDING OF THE PLAN

     3.01 General. The Plan shall be funded by a combination Discretionary Contributions made by the Employers and Elective Deferrals made by Participants. Matching Contributions, Qualified Non- Elective Contributions, and any Qualified Matching Contributions may also be made to the Plan in the discretion of the Employer. Employees may make Rollover Contributions to the Plan under such rules and procedures as are established by the Plan Administrator.

     3.02 Discretionary Contributions. For each Plan Year, each Employer may make a Discretionary Contribution to the Plan in such amount as it shall determine. The Employers may designate whether a Discretionary Contribution is to be applied to the part of the Plan that is an ESOP. Discretionary Contributions designated as ESOP contributions shall be governed by Article VII.

     3.03 Nature and Limitation on Contributions. The Plan is intended to constitute a profit sharing plan for purposes of Section 401(a), 402, 412 and 417 of the Code. Notwithstanding the foregoing, any Employer may elect to make contributions to the Plan without regard to whether it has current or accumulated earnings in profits for any taxable year. In no event may contributions made to the Plan for any fiscal year of such Employer exceed the maximum amount which that Employer is permitted to deduct for purposes of determining the Employer's federal income taxes, nor an amount which exceeds in the aggregate for all Participants the limitation on annual additions contained in Article VI of the Plan. The Plan Administrator may take such steps as it deems appropriate to correct any contribution that would otherwise be in excess of such limits, consistent with the terms of the Plan and the Code.

     3.04 Payment to Trust. Except as provided in Section 4.03, the contribution of each Employer shall be paid to the Trust within the time permitted for filing such Employer's federal income tax return (with extension(s), if applicable). While an Employer's contribution for any fiscal year shall be considered as having been made as of the last day of its fiscal year, its contribution may be paid periodically to the Trust at such time or times during the Plan Year as the Employer shall determine. Except for Elective Deferrals, if applicable, no contributions shall be considered earned or accrued hereunder until the last day of the Plan Year.

     3.05 Form of Contributions. An Employer's contributions may be in money, Company Stock, or such other property as is acceptable to the Trustee. All Company Stock and other property contributed to the Trust shall be initially valued at its Fair Market Value on the date of receipt by the Trustee.

     3.06 Approval by Internal Revenue Service and Related Matters.

     (a) Notwithstanding anything herein to the contrary, if, pursuant to an application filed by or in behalf of the Plan, the commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld, then the Plan shall be void ab initio and all amounts contributed to the Plan by the Employers shall be returned, the Plan shall terminate, and the Trustee shall be discharged from all further obligations.

     (b) In the case of a contribution which is made by a mistake of fact, such contribution shall be returned to the Employer within one year after the payment of the contribution.

     (c) All contributions to the Plan are expressly conditioned on their being deductible in full. Notwithstanding any provision of the Plan to the contrary, if all or any part of an Employer's deduction for a contribution is disallowed, then to the extent of such disallowance, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement within the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance.

     (d) The amount which may be returned to the Employer under paragraph (b) or
(c), as applicable, is the excess of (i) the amount contributed over (ii) the amount that would have been contributed had no mistake of fact been made or the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the Internal Revenue Service. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. In addition, if the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been in the Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction.

     (e) Nothing contained in the Plan shall be deemed to be a guaranty, representation, promise or agreement by any Employer or fiduciary that the Plan will be qualified under the Code at any time, including at the time of payment of benefits hereunder to any Participant or Beneficiary.

     3.07 Employee Contributions. Employees shall neither be required nor permitted to make contributions to the Plan except for Elective Deferrals.

     3.08 Rollover Contributions.

     (a) An Employee, regardless of whether such Employee has satisfied the participation requirements of Section 2.01, may transfer to the Trust in a "qualifying rollover distribution" (including a contribution from a conduit individual retirement account), in a lump sum distribution, or in a plan to plan transfer any amount received from him in another qualified pension or profit sharing plan. The Trustee shall develop such rules, forms and procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will not adversely affect the qualification of the Plan. The Trustee shall not accept a Rollover Contribution if it is tendered in a medium other than cash or its equivalent or if acceptance of such rollover contribution would require the Plan to provide any benefit not otherwise available under the Plan.

     (b) Any amount transferred to the Plan under paragraph (a) shall be maintained in a "Rollover Account" in which the Employee shall have a 100% Vested interest. The Rollover

     Account shall be invested by the Trustee in accordance with the provisions of the Plan without distinction from other assets of the Trust.

     (c) An Employee's Rollover Account shall be credited with its share of earnings or losses of the Trust but shall not share in Employer Contributions or Forfeitures. Upon the Participant's retirement or at such other time as he is entitled to a distribution of his Aggregate Account under the Plan, the balance in the Rollover Account shall be used to provide additional benefits.

     (d) If an Employee who makes a Rollover Contribution to the Plan is not otherwise eligible to participate in the Plan, such Employee's interest in his Rollover Account shall constitute as only interest in the Plan until such time as he satisfies the requirements for participation under Section 2.01.

     3.09 Contributions for Qualified Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. A Participant who is absent from active employment due to a period of qualified military service protected by Section 414(u) of the Code and who thereafter returns to employment may make any Elective Deferrals which he could have made during such absence at any time during the period which begins on his date of reemployment and continues to the earlier of (i) three (3) times his period of qualified military service or (ii) five (5) years. If such reemployed Participant makes such Elective Deferrals, the Employer shall make any Matching Contributions which would have been allocated to such Participant during such absence within the foregoing period or such longer period as permitted by Section 414(u) of the Code and shall also make any other Employer Contributions which would have been allocated to the Participant without regard to his Elective Deferrals, provided, however that such contributions shall be unadjusted by earnings or forfeitures which would have been allocated to the Participant during such period. The Employer shall not otherwise be required to make any contributions on behalf of a Participant on account of a period of qualified military service.

                                   ARTICLE IV

                          CASH OR DEFERRED ARRANGEMENT

     4.01 Definitions. In addition to any definitions set forth in Article I, the following terms shall have the meaning set forth below as used in this Article and in Article V.

     (a) Actual Deferral Percentage (ADP) shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of the following Employer Contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year. For purposes of this definition, Employer Contributions on behalf of any Participant shall include only: (1) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Non-highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of the Employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

     (b) Elective Deferrals shall mean any Employer Contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer Contributions made on behalf of such
Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred compensation Plan under Section 457, any Plan as described under Section 501(c)(18), and any Employer Contributions made on the behalf of a Participant for the purchase of an annuity contract under
Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not be included as excess annual additions under Section 6.04(d) if they are properly distributed under Section 4.04 or 4.06.

     (c) Excess Contributions shall mean, with respect to any Plan Year, the excess of: (i) the aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the ADP test (determined on the basis of the amount of the Elective Deferrals made by or on behalf of each such Participant, beginning with the highest of such Elective Deferrals).

     (d) Excess Elective Deferrals shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

     4.02 Salary Deferral Agreements.

     (a) Effective February 1, 2001, each Participant may enter into a Salary Deferral Agreement under which such Participant directs the Employer to reduce his Compensation by a whole percentage of his Compensation which is not less than one percent (1.0%) and not more than fifteen percent (15%). Such Salary Deferral Agreement shall be delivered to the Plan Administrator or the person designated by the Plan Administrator, and in such form as may be prescribed by the Plan Administrator. Such Salary Deferral Agreement shall become effective as of the first day of the payroll period which occurs at least 20 days after its delivery to the Plan Administrator, except that the first Salary Deferral Agreement executed hereunder shall become effective as of the date of execution of this Plan.

     (b) A Participant may amend or revoke his Salary Deferral Agreement to increase or decrease his rate of Elective Deferral as of the first payroll period commencing in any fiscal quarter of the Plan Year. Any such amendment shall be effected by delivery to the Plan Administrator of a new Salary Deferral Agreement; provided that the amended Salary Deferral Agreement is delivered to the Plan Administrator at least 20 days in advance of the proposed effective date thereof.

     4.03 Payment of Elective Deferrals to Trustee. The Employer shall forward all Elective Deferrals to the Trustee as soon as administratively practicable after they would otherwise have been paid in cash to the Participant, but in no event later than the 15th business day of the calendar month following the month in which such Elective Deferral would otherwise have been payable in cash to the Participant.

     4.04 Limitation on Amount of Elective Deferrals.

     (a) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

     (b) For purposes of the foregoing limitation, a Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before March 1 or such other date as may be specified by the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer.

     (c) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year. For such purpose, the income or loss allocable to Excess Elective Deferrals is the net income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year. Excess Elective Deferrals shall not be adjusted for income or loss occurring after the close of the taxable year but before the actual distribution thereof unless a Valuation Date occurs before such distribution. In such event, the Excess Elective Deferral shall receive its pro rata share of earnings or losses of the Trust.

     4.05 Actual Deferral Percentage Test.

     (a) The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non- highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

     (i) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for that Plan Year multiplied by 1.25; or

     (ii) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for that Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two
(2) percentage points.

     (b) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

     (c) If this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of employees as if all such plans were a single Plan; provided, however, that plans shall be aggregated for this purpose only if they have the same Plan Year.

     (d) For purposes of determining the ADP test for a Plan Year, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which they relate.

     (e) The determination and treatment of the ADP amount of each Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (f) If the Plan Administrator determines that the rate of Elective Deferral selected by any Highly Compensated Employee may require a distribution as a result of the limitations imposed by Section 4.04 or this Section, it may require the Participant to reduce or cease making Elective Deferrals.

     4.06 Distribution of Excess Contributions.

     (a) If the ADP for the Participants who are Highly Compensated Employees exceeds the limitation permitted by Section 4.05, after distribution of any Excess Deferrals, then subject to the discretion of the Employer to make Qualified Nonelective Contributions or Qualified Matching Contributions under
Section 4.07, the amount of such Excess Contributions shall be eliminated by (i) determining the maximum rate of Elective Deferral Contributions which could be made by eligible Highly Compensated Employees without exceeding the such limitation (ii) determining the aggregate amount of Elective Deferral Contributions made on behalf of such employees in excess of that rate, and (iii) reducing the amount of the Elective Deferral Contributions made by the Highly Compensated Employee(s) who made the largest such contributions to the extent required to (i) eliminate the Excess Contributions entirely, or (ii) cause the amount of such Highly Compensated Employee's Elective Deferral Contribution to equal the amount of Elective Deferral Contribution made by the Highly Compensated Employee(s) who made the next largest such contribution. This process will be repeated until the Excess Contributions are eliminated.

     (b) The elimination of Excess Contributions shall be made by distributing the excess amount before the end of the Plan Year following the Plan Year in which the Excess Contributions were made. Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan to the extent required by law.

     (c) Excess Contributions shall be adjusted for any income or loss. The income or loss allocable to Excess Contributions is the net income or loss allocable to the Participant's Elective Deferral Contribution account (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contribution for the year and the denominator is the Participant's account balance attributable to Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year. Excess Contributions shall also be adjusted for income or loss occurring after the close of the taxable year but before the valuation date preceding the actual distribution thereof.

     (d) If Qualified Matching Contributions or Qualified Nonelective Contributions have been made to the Plan for the Plan Year in which an Excess Contributions exists, then Excess Contributions shall be distributed from the Participant's Elective Deferral Contribution Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant's Elective Deferral Contributions and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contribution Account only to the extent that Excess Contributions exceed the balance in the Participant's Elective Deferral Contribution Account and Qualified Matching Contribution Account.

     (e) If any Elective Deferrals are distributed to a Participant pursuant to this Section 4.06 or pursuant to Section 4.05 or 6.04, any Matching
Contributions allocated to such Participant's Account with respect to such distributed deferral shall be forfeited and used as provided in Section 8.07 unless such amount is returned to the Employer pursuant to Section 3.06.

     4.07 Qualified Matching and Non-Elective Contributions.

     (a) The Employer may elect to treat any Discretionary Contribution or Matching Contribution made on behalf of some or all of the Participants (and not designated as a contribution to the ESOP portion of the Plan) as a Qualified Matching Contributions or as a Qualified Nonelective Contribution. Such contribution shall be allocated to such Participants' Qualified Nonelective Contribution Account or Qualified Matching Contribution Account, as appropriate. Such contribution shall be fully Vested at all times and shall be subject to the distribution restrictions contained in Section 4.08, except that a Qualified Matching Contribution may be forfeited if the Salary Deferral Contribution to which it relates is treated as an Excess Deferral, Excess Contribution or an Excess Aggregate Contribution. Such contributions may be used to satisfy the ADP test contained in Section 4.05 or, to the extent not so used, may be used to satisfy the ACP test of Section 5.03.

     (b) In addition, in lieu of distributing Excess Contributions as provided in Section 4.06 of the Plan, or Excess Aggregate Contributions as provided in
Section  5.04  of  the  Plan,  the  Employer  may  make  Qualified  Non-Elective
Contributions or Qualified Matching Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

     (c) Any Qualified Nonelective Contributions and Qualified Matching Contributions made to the Plan shall be deposited not later than the end of the 12-month period following the close of the Plan Year to which they relate. The allocation of such contributions shall not be contingent on the Participant participating in the Plan or the performance of services following the close of such Plan Year, but shall be allocated only among those Participants who were employed on the last day of the year for which the allocation is made. Qualified Nonelective Contributions and Qualified Matching Contributions may not be distributed to a Participant solely due to the fact that the Participant has incurred a financial hardship.

     4.08  Distribution   Restrictions   Applicable  to  Qualified  Non-Elective
Contributions and Qualified Matching Contributions. Qualified Non-Elective Contributions and Qualified Matching Contributions made to the Plan (regardless of whether they are used to satisfy the ADP or ACP tests) shall not be distributed to a Participant until the Participant separates from service. Elective Deferral Contributions may not be distributed prior to the Participant's separation from service except as provided in Section 11.02.

                                    ARTICLE V

                             MATCHING CONTRIBUTIONS

     5.01 Definitions. In addition to any definitions set forth in Article I and
Article IV, the following terms shall have the meaning set forth below as used in this Article.

     (a) Average Contribution Percentage (ACP) shall mean the average of the Contribution Percentages of the eligible Participants in a group. For purposes of such calculation, there shall be included any Employee who is eligible to make an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive Matching Contributions (including Forfeitures) or a Qualified Matching Contribution.

     (b)   Contribution   Percentage  shall  mean  the  ratio  (expressed  as  a
percentage)  of  the  Participant's   Contribution  Percentage  amounts  to  the
Participant's Compensation for the Plan year.

     (c) Contribution Percentage Amounts shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may elect to include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The Employer may also elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

     (d) Excess Aggregate Contributions shall mean, with respect to any Plan Year, the excess of:

     (i) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

     (ii) The maximum Contribution Percentage Amounts permitted by the ACP test (determined on the basis of the amount of the Contribution Percentage Amounts made by or on behalf of each such Participant, beginning with the highest of such amount).

     Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 4.04 and then determining Excess Contributions pursuant to Section 4.06.

     (e) Multiple Use Limitation shall mean, for any Plan Year, the sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for that Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to Code Section 401(m) for that Plan Year and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP for such preceding Plan Year. "Lesser" is substituted for "greater" in "(i)," above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger limit.

     5.02 Matching Contributions. The Employer may contribute a percentage of each Participant's Elective Deferral determined in its discretion for each Plan Year. If the Employer elects to make such Matching Contributions during the course of the Plan Year, such Matching Contributions shall be based on the rate of Elective Deferral for the entire Plan Year. After the close of the Plan Year the Employer shall increase the Matching Contribution made on behalf of such Participant during the Plan Year to the extent necessary to create a uniform rate of Matching Contribution (subject to Section 5.03).

     5.03 Limitations on Matching Contributions.

     (a) The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

     (i) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for that Plan Year multiplied by 1.25; or

     (ii) The ACP for Participants who are Highly Compensated employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for that Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

     (b) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage amounts were made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

     (c) If this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of employees as if all such plans were a single Plan; provided, however, that plans may be aggregated for this purpose only if they have the same Plan Year.

     (d) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust.

     Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan year.

     (e) The determination and treatment of the Contribution Percentage of each Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both used in such test.

     5.04 Distribution of Excess Aggregate Contributions.

     (a) If the ACP for the Participants who are Highly Compensated Employees exceeds the limitation permitted by Section 5.03, after distribution of any Excess Deferrals and Excess Contributions, then subject to the discretion of the Employer to make Qualified Nonelective Contributions or Qualified Matching Contributions, any Excess Aggregate Contributions, shall be forfeited, if forfeitable. If such Excess Aggregate Contributions are not forfeitable, the amount of such Excess Aggregate Contributions shall be eliminated by (i) determining the maximum rate of Matching Contributions which could be allocated to eligible Highly Compensated Employees without exceeding the such limitation
(ii) determining the aggregate amount of Matching Contributions made on behalf of such employees in excess of that rate, and (iii) reducing the amount of the Matching Contributions allocated to the Highly Compensated Employee(s) who made the largest such contributions to the extent required to (i) eliminate the Excess Contributions entirely, or (ii) cause the amount of Matching Contribution allocated to such Highly Compensated Employee to equal the amount of Matching Contribution allocated to the Highly Compensated Employee(s) who received the next largest such allocation. This process will be repeated until the Excess Aggregate Contributions are eliminated.

     (b) The elimination of Excess Contributions shall be made by distributing the excess amount before the end of the Plan Year following the Plan Year in which the Excess Contributions were made. Excess Aggregate Contributions shall be treated as annual additions under the Plan to the extent required by law.

     (c) Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to Excess Aggregate Contributions is the net income or loss allocable to the Participant's Matching Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year. Excess Contributions shall also be adjusted for income or loss occurring between the close of the taxable year but before the valuation date preceding the actual distribution.

     (d) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Matching Contributions otherwise made under this Article.

     (e) Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Matching Contribution Account and Qualified Matching Contribution Account (and, if applicable, the Participant's Qualified Nonelective Contribution Account or Elective Deferral Contribution Account).

     5.05 Correction of Violation of Multiple Use Limitation. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer or an Affiliate, the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests shall not be permitted to exceed the Multiple Use Limitation. If the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests would, but for this Section, exceed the Multiple Use Limitation for any Plan Year despite the remedial procedures described in
Section 4.06 and 5.04, the ACP for Highly Compensated Employees shall be reduced in the same manner as described in Section 5.04 until the Multiple Use Limitation is not exceeded. For this purpose, the ADP and ACP of the Highly Compensated Employees shall be determined after any corrections required to meet the ADP and ACP tests.

                                   ARTICLE VI

                    ALLOCATION OF CONTRIBUTIONS AND EARNINGS

     6.01 Allocation of Employer Contributions.

     (a) Elective Deferrals shall be allocated to the Elective Deferral Account of the Participant who authorized such contributions.

     (b) Any Matching Contributions for any Plan Year quarter or other period shall be allocated as of the last day of such period to the Matching Contributions Accounts of Participants who have made Elective Deferrals for such period in accordance with Section 4.02 of the Plan, without regard to whether such Participant is employed on the last day of such period.

     (c) Any Discretionary Contribution made under Section 3.02 for a Plan Year shall be allocated as of the Allocation Date for such year in the same proportion that the Compensation of each such Participant for the Plan Year bears to the total Compensation of all Participants for such year. Notwithstanding the foregoing, only those Participants who are employed by an Employer on the last day of the Plan Year and complete at least 500 Hours of Service during such Plan Year shall be eligible to share in the allocation of Discretionary Contributions. In making a Discretionary Contribution, the Employer shall specify whether such contribution is intended to be part of the ESOP portion of the Plan or part of the non-ESOP portion of the Plan. If such a contribution is designated as part of the ESOP portion of the Plan, such contribution shall be allocated to the Participants' ESOP Stock Account or ESOP Other Investments Account as provided in Section 7.03. If such Discretionary Contribution is not designated as part of the ESOP portion of the Plan, it shall be allocated to the Participants' Discretionary Contribution Accounts.

     (d) Notwithstanding the provisions of paragraphs (b) and (c), the Employer may make Matching Contributions or Discretionary Contributions to the Plan at any time or from time to time during the Plan Year. The Plan Administrator shall allocate such contributions among the appropriate Accounts of Participants based on the Compensation and Elective Deferrals of Participants as of the date of such allocation, subject, however, to adjustment not later than as of the close of the Plan Year in order accurately reflect the allocations required by such paragraphs.

     (e) The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Section. Should the Committee determine that the strict application of its accounting procedures shall not result in an equitable and nondiscriminatory allocation among the Participants' Accounts, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Section, provided, however, that such adjustments to achieve equity shall not reduce the Vested portion of a Participant's Account.

     (f) Allocations under this Section 6.01 shall be adjusted to the extent necessary to comply with the minimum allocations requirements of Section13.03.

     6.02  Allocation of Forfeitures.  Forfeitures  arising during any Plan Year shall be used first to make any minimum contributions required under Section13.03 and then to restore the Employer Contribution Account of any re-employed Participant whose account is required to be restored under Section
8.08. Forfeitures may also be used to correct any errors in prior allocations of Employer contributions. Any remaining Forfeitures shall be allocated as additional Matching Contributions or Discretionary Contributions, as applicable, based on the source of the Forfeiture.

     6.03 Allocation of Earnings and Losses.

     (a) As of each Valuation Date the Trustee shall value the Trust Fund and each Investment Fund to determine their fair market value. The Plan Administrator may also require the Trustee to revalue the assets of the Trust Fund or any Investment Fund as of any other date during the Plan Year if it believes that the use of the values of assets determined as of the otherwise applicable Valuation Date would for any reason be inequitable to one or more distributees or to the remaining Participants. All such valuations shall be made in accordance with a method consistently followed and uniformly applied. In the event that such an interim valuation is utilized, it shall be used for all purposes between the date of such interim valuation and the next succeeding Valuation Date or interim valuation date.

     (b) As of each Allocation Date, and as of any interim valuation date determined by the Plan Administrator, any net appreciation or net depreciation in the value of each Investment Fund shall be allocated among Accounts in the proportion that the investment of each such Account in such Investment Fund (as adjusted in paragraph (c)) bore to the total of the investment of all Accounts which had invested in such Investment Fund as of the preceding Valuation Date or interim valuation date, as applicable.

     (c) As of each Valuation Date and as of any interim valuation date determined by the Plan Administrator, any interest earned on contributions which have been held in an interest-bearing account pending their transfer to an Investment Fund shall be allocated among the Accounts of Participant on whose behalf contributions have been made since the last day of the preceding Valuation Date or interim valuation date. Such allocation shall be based on the proportion that the contribution made on behalf of each Participant bears to the total of the contributions made on behalf of all Participant for whom contributions were made since the close of the preceding calendar month or interim valuation date, as applicable.

     (d) Prior to making the allocation of earnings and losses provided in paragraph (b) above, the Account balances of Participants at the preceding Valuation Date or interim valuation date shall be reduced by any distribution from such Account occurring after such preceding Valuation Date or interim valuation date, including any penalties or expenses incurred in connection with such distribution.

     (e) The Trustee shall have the authority to make rules and procedures as it deems appropriate to facilitate the allocation of earnings, losses, appreciation and depreciation of the Trust Fund and each Investment Fund as it deems appropriate.

     (f) The allocation of earnings, losses, appreciation and depreciation related to Company Stock held in the ESOP Accounts shall be subject to the provisions of Section 7.04.

     6.04 Limitation on Allocations in Single Plan.

     (a) If the Participant does not participate in, and has never participated in another qualified plan maintained by an Employer or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by an Employer, an individual medical account, as defined in Section 415(1)(2) of the Code, or a simplified employee pension, as defined in Section 408(k) of the Code, maintained by an Employer, which provides an annual addition as defined in
Section 6.06(a), the amount of annual additions which may be credited to the Participant's Account for any limitation year shall not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible Amount, the amount contributed or allocated will be reduced so that the Annual additions for the limitation year will equal the maximum permissible amount.

     (b) Prior to determining the Participant's Section 415 compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Section 415 compensation for the limitation year, uniformly determined for all Participants similarly situated.

     (c) As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant's actual Section 415 compensation for the limitation year.

     (d) If pursuant to paragraph (c) or as a result of the allocation of Forfeitures, there is an excess amount the excess will be disposed of as follows:

     (i)   Any   nondeductible   voluntary   employee   contributions   and  any
contributions made pursuant to a Salary Deferral Agreement, to the extent they would reduce the excess amount, shall be returned to the Participant;

     (ii) If after the application of subparagraph (i) an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

     (iii) If after the application of subparagraph (i) an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

     (iv) If a suspense account is in existence at any time during a limitation year pursuant to this Section, it shall not participate in the allocation of the Plan's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account shall be allocated and reallocated to Participants' Accounts before any Employer or any employee contributions may be made to the Plan for that limitation year. Excess amounts shall not be distributed to Participants or former Participants.

     6.05 Limitation in Case of Multiple Defined Contribution Plans.

     (a) This Section applies if, in addition to this Plan, the Participant is covered under another plan which is a qualified defined contribution plan maintained by an Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by an Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, or a simplified employee pension, maintained by an Employer, which provides an annual addition as defined in
Section 6.06(a), during any limitation year. The annual additions which may be credited to a Participant's Account under this Plan for any such limitation year shall not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's Account under the other plans, welfare benefit funds and simplified employee plans for the same limitation year; provided, however, that subject to the terms of such other plans, the Employer may determine the order of priority in which the allocation under this Plan and such other plans shall be reduced. If the annual additions with respect to the Participant under other defined contribution plans, welfare benefit funds and simplified employee plans maintained by an Employer are less than the maximum permissible amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated shall be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the limitation year.

     (b) Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant in the manner described in Section 6.04(b).

     (c) As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual Section 415 compensation for the limitation year.

     (d) If, pursuant to paragraph (c) or as a result of the allocation of Forfeitures, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a simplified employee plan will be deemed to have been allocated first, followed by annual additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

     (e) If an excess amount was allocated to a Participant on an Allocation Date of this plan which coincides with an Allocation Date of another plan, the excess amount attributed to this Plan will be the product of,

     (i) the total excess amount allocated as of such date, times

     (ii) the ratio of (A) the annual additions allocated to the Participant for the limitation year as of such date under this date to (B) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans.

     (f) Any excess amount attributed to this plan will be disposed in the manner described in Section 6.04(d).

     6.06 Definitions. For purposes of Section 6.04 through this Section, the following terms shall have the meaning set forth below.

     (a) Annual additions: The sum of the following amounts credited to a Participant's Account for the limitation year:

     (i) Employer contributions;

     (ii) Employee contributions;

     (iii) Forfeitures;

     (iv) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by an Employer are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by an Employer are treated as annual additions to a defined contribution plan. For this purpose, any excess amount applied under Sections 6.04(d) or 6.05(f) in the limitation year to reduce Employer Contributions shall be considered annual additions for such limitation year; and

     (v) allocations under a simplified employee plan.

     For this purpose, any excess amount applied under Section 6.04(d) in the limitation year to reduce employer contributions will be considered annual additions for such limitation year.

     (b) Defined contribution dollar limitation: $30,000 or such other amount as may be established by the Secretary of the Treasury for the limitation year.

     (c) Employer: For purposes of this Article, Employer shall mean the Company and all Affiliates.

     (d) Excess amount: The excess of the Participant's annual additions for the limitation year over the maximum permissible amount.

     (e) Limitation Year: the Plan Year.

     All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

     (f) Maximum permissible amount: The maximum annual addition that may be contributed or allocated to a Participant's Account under the Plan for any limitation year shall not exceed the lesser of:

     (i) the defined contribution dollar limitation, or

     (ii) 25 percent of the Participant's Section 415 compensation for the limitation year.

     The Section 415 compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(l)(1) or 419A(d)(2) of the Code.

     If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                  Number of months in the short limitation year
                  ---------------------------------------------
                                       12

     (g) Section 415 Compensation: A Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Reg. ss.1.62-2(c)), and excluding the following:

     (i) Employer Contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributions, or Employer Contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

     (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

     (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

     (iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the employee).

     For purposes of applying the limitations of this Article, compensation for a limitation year is the compensation actually paid or made available in gross income during such limitation year, together with any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125, 132(f)(4), or457.

                                   ARTICLE VII

           ADDITIONAL FUNDING, ALLOCATION AND INVESTMENT RESTRICTIONS
                           APPLICABLE TO ESOP ACCOUNTS

     7.01 Purpose and Scope. This Article provides additional rules that are intended to apply only to that portion of the Plan that is an employee stock ownership plan, including both the ESOP Stock Account and the ESOP Other Investments Account. In addition to Discretionary Contributions that the Employer designates as being applicable to the ESOP portion of the Plan, to the extent that Elective Deferrals are allocated by a Participant to the purchase of Company Stock, such contributions shall be subject to this Article. For purposes of Reg. ss. 54.4975-11(a)(2), this Article and those other portions of the Plan that relate to this Article are designated as an employee stock ownership plan. Except as otherwise set forth herein, these provisions will have no application to the part of the Plan not intended to qualify as an ESOP.

     7.02 Investment Policy.

     (a) The ESOP Accounts are designed and intended to be invested primarily in Company Stock. The Plan Administrator shall have the sole authority to determine what constitutes a primary investment. A primary investment may equal 100% of all assets in the ESOP Accounts, but such determination shall be based on the assets held at any time in the ESOP Stock Account and the ESOP Other Investments Account and not any other Accounts maintained under the Plan. In pursuit of such investment policy, the Trustee may purchase such Company Stock or other qualifying employer securities of the Employer from the Employer or from any other source, and such shares or securities may be outstanding, newly issued or treasury securities.

     (b) To the extent assets in the ESOP Accounts are not invested in Company Stock, the Trustee may retain such assets uninvested or may invest all or any part thereof in any other investment if such retention is prudent under all the facts and circumstances then prevailing and in accordance with the Plan. The Plan Administrator may direct the Trustee to invest such funds in other property or direct the Trustee to hold such funds in cash or cash equivalents. Without limiting the foregoing, the Plan Administrator may permit the Participants to direct the investment of some or all of the ESOP Other Investments Account in one or more Investment Funds; provided, however, the Plan Administrator may at any time require than amounts in the ESOP Other Investments Accounts be transferred to the ESOP Company Stock Account and invested in Company Stock.

     (c) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

     (d) All purchases or sales of Company Stock and the price of such purchases sales shall be made as the Plan Administrator instructs the Trustee. All purchases of Company Stock shall be made at a price which, in the judgment of the Plan Administrator, does not exceed the Fair Market Value thereof. The purchase price of such securities may be paid for in cash or by an exchange of Plan assets and in a single payment or installments. All sales of Company Stock shall be made at a price which, in the judgment of the Plan Administrator, is not less than the Fair Market Value thereof.


     7.03 Allocations of Discretionary Contributions and Forfeitures to the ESOP Accounts.

     (a) For each Plan Year, the Employer may designate all or any portion of its Discretionary Contribution as an ESOP contribution. Notwithstanding the foregoing, for any Plan Year during which Elective Deferral Contributions are directed under Section 7.09 to an investment in Company Stock held in the ESOP Suspense Account, the Employer shall make a Discretionary Contribution to the ESOP and/or pay dividends on Company Stock held in the ESOP Accounts in at least the same amount that it would have been required to pay as principal and interest on the Exempt Loan by which such Company Stock was acquired. If for any Plan Year, the Employers' Discretionary Contribution applied to the ESOP is in excess of the amount listed for such year, such excess amount shall be considered for purposes of this Section to be an advance payment of the next year(s) contribution and shall reduce the amount otherwise payable in such year(s). Such excess amounts shall for all other purposes be treated as a contribution for the Plan Year to which they otherwise would apply under the Plan.

     (b) Discretionary Contributions designated as ESOP contributions shall be allocated to the ESOP Stock Account of each Participant as determined under
Section 6.01 if made in Company Stock or if made in cash but such cash is used within 90 days after deposit to purchase Company Stock. All other Discretionary Contributions designated as ESOP contributions shall be allocated to the ESOP Other Investments Account of each Participant as determined under Section 6.01 unless and until invested in Company Stock. Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the ESOP Suspense Account shall only be allocated to each Participant's ESOP Stock Account upon release from the ESOP Suspense Account as provided in Section 7.06 herein. Company Stock received by the Trust during a Plan Year with respect to a contribution by the Employer for the preceding Plan Year shall be allocated to the accounts of participants as of the Allocation Date at the end of such preceding Plan Year.

     (c) Forfeitures of Company Stock shall be reallocated among ESOP Stock Accounts and Forfeitures of amounts in the ESOP Other Investments Account shall be allocated among the ESOP Other Investments Accounts in the manner provided in
Section 6.02; provided, however, that if a Portion of a Participant's Account is forfeited pursuant to Section 8.07, Company Stock allocated to the Participant's ESOP Stock Account must be forfeited only after all of the Participant's other Accounts have been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's ESOP Stock Account, the Participant must be treated as forfeiting the same proportion of each such class.

     (d) Notwithstanding the limitations of Section 6.04, if not more than one-third of the contributions made by the Employer to the ESOP Accounts for any Plan Year which are deductible under Section 404(a)(9) of the Code to pay the interest or principal on a loan incurred for the purchase of Company Stock are allocable to Highly Compensated Employees, then the limitations otherwise imposed by Section 6.04 shall not apply to forfeitures of Company Stock if such stock was acquired with the proceeds of such a loan or to Employer Contributions that are deductible under Section 404(a)(9)(B) as interest payments on a loan incurred for the purchase of Company Stock and charged against the Participant's Account.

     7.04 Allocation of Earnings on ESOP Accounts.

     (a) As of each Allocation Date or as of the Valuation Date before allocation of Employer Contributions and Forfeitures, the Plan Administrator shall determine the Fair Market Value of Company Stock held in each Participant's ESOP Stock Account. Stock dividends on Company Stock held in each Participant's Company Stock Account shall be credited to his Company Stock Account when paid. Cash dividends on Company Stock held in his Company Stock Account shall be used to repay an Exempt Loan, so long as one exists; provided, however, that the Fair Market Value of shares of Company Stock allocated to a Participant's ESOP Stock Account as a result of such dividend shall not be less than the amount of such dividend which would have been allocated to such Participant if the dividend had been allocated among Participants rather than applied to pay such loan. If no Exempt Loan is outstanding, such dividends shall be credited to the ESOP Other Investments Account unless the funding policy of the Plan then requires the investment of all assets in Company Stock.

     (b) Any securities received by the Trustees as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company shall be allocated as of each Allocation Date in the same manner as the stock to which it is attributable is then allocated. In the event any rights, warrants or options are issued on Company Stock or other securities of the Company held in the trust, the Trustee may exercise them for the acquisition of additional Company Stock or other qualifying employer securities of the Company to the extent that cash is then available. Any Company Stock or other qualifying employer securities of the Company acquired in this fashion shall be treated as Company Stock or other qualifying employer securities of the Company bought by the Trustees for the net price paid. Any rights, warrants or options on Company Stock or other qualifying employer securities of the Company which cannot be exercised for lack of cash may be sold by the Trustees and the proceeds treated as a current cash dividend received on Company Stock or other qualifying employer securities of the Company.

     (c) No allocation shall be made under this Section 7.04 to the ESOP Suspense Account established under Section 7.07.

     (d) As of each Allocation Date or as of the Valuation Date before allocation of Employer Contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund derived from the ESOP Other Investments Accounts shall be allocated among such accounts in the same proportion that each Participant's and Former Participant's ESOP Other
Investments Account bears to the total of all Participants' and Former Participants' ESOP Other Investments Accounts as of such date. Earnings or losses include the increase (or decrease) in the fair market value of assets of the Trust Fund (other than Company Stock in the Participants' Company Stock Accounts) since the preceding Allocation Date. Earnings or losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan to the extent such income is used to repay the loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan shall be used to repay such loan.

     (e) Prior to making the allocation of earnings and losses provided in paragraph (a) or (d) above, the Account balances of Participants at the preceding Valuation Date or interim valuation date shall be reduced by any distribution from such Account occurring after such preceding Valuation Date or interim valuation date, including any penalties or expenses incurred in connection with such distribution.

     (f) Without limiting the general application of paragraph (g), if assets of the ESOP Other Investments Accounts are utilized to enable the Trustee to purchase shares of Company Stock or to distribute in cash the value of a Participant's ESOP Stock Account, the shares of Company Stock acquired in or resulting from such transaction shall be allocated among the ESOP Stock Accounts of Participants in the same ratio that the ESOP Other Investments Account balance of each such Participant bears to the value of all ESOP Other
Investments Accounts, each valued as of the most recent Valuation Date coincident with or next preceding such transaction.

     (g) If diversified accounts are established under Section 7.09 pursuant to a Participant's diversification election, the appreciation or depreciation on any assets held in such account shall be allocated only among the Participants who direct the investment of all or a portion of their ESOP Stock Account to such account and in proportion to the size of their respective investment in such accounts. Any portion of a Participant's Aggregate Account which shares in the allocation of earnings or losses in one or more of such accounts shall not be considered in determining the allocation of earnings under paragraph (a) or
(b) above.

     (h) The Trustee shall have the authority to make rules and procedures as it deems appropriate to facilitate the allocation of earnings, losses, appreciation and depreciation of the Trust Fund and each Investment Fund as it deems appropriate.

     7.05 General Loan Authority. The Plan Administrator may direct the Trustee to borrow funds through an Exempt Loan, the proceeds of which shall be used only to purchase Company Stock, to repay principal and interest on such loan or a prior Exempt Loan. The terms of an Exempt Loan shall, at the time the loan is closed, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's length negotiation between independent parties. The interest rate of the Exempt Loan shall be reasonable. In addition, the interest rate of the Exempt Loan and the price of Company Stock to be acquired with the Exempt Loan proceeds shall not, at the time the Exempt Loan is made, be such that Trust Fund assets might be depleted. The Exempt Loan shall be for a specific term and may not be payable upon the demand of any person, except in the case of default as provided in Section 7.06(b).

     7.06 Collateral, Recourse and Default under Exempt Loan.

     (a) An Exempt Loan shall be without recourse against either the Plan or the Trust. The only Trust asset which may be given or pledged to secure an Exempt Loan is Company Stock which is either acquired with the proceeds of the loan or was used as collateral on a prior Exempt Loan which is paid with the proceeds of the subsequent Exempt Loan. No person entitled to payment under an Exempt Loan shall have any right to Trust assets other than (1) collateral given or pledged for the loan, (2) Employer contributions other than contributions of Company Stock that are made to meet the Plan's obligations under the Exempt Loan, and (3) earnings attributable to such collateral and the investment of such contributions. Payments made with respect to an Exempt Loan by the Trust during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior Plan Years. Such contributions and earnings must be accounted for separately in the books of the Plan and Trust until the Exempt Loan is repaid.

     (b) In the event of a default upon an Exempt Loan, the value of the Company Stock in the ESOP Suspense Account transferred in satisfaction of the loan shall not exceed the amount of default. If the lender is a disqualified person (as defined in ERISA), an Exempt Loan shall provide for a transfer of Trust assets upon default only to the extent of the failure of the Trust to meet the payment schedule of the Exempt Loan. For purposes of this subsection (b), the making of a guarantee does not make the guarantor a lender.

     (c) An Exempt Loan shall provide for the release from encumbrance of Trust assets used as collateral for the loan. For each Plan Year any part of the Exempt Loan remains outstanding, the number of shares of Company Stock released must be equal to the number of encumbered shares of Company Stock held immediately before the release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid by the Trust for the Plan Year and the denominator of which is the sum of the numerator plus all the principal and interest to be paid by the Trust for all future years. The number of future years under the Exempt Loan shall be determined without taking into account any possible extensions or renewal periods. If the interest rate under the terms of loan is variable, the interest payable in future years must be computed by using the interest rate applicable at the end of the Plan Year. If the collateral includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

     (d) If an Exempt Loan is made or guaranteed by the Company, the Company shall make sufficient contributions to the Plan and/or declare sufficient cash dividends on the Company Stock to permit the Plan to repay the Exempt Loan in accordance with its terms. Elective Deferrals, Matching Contributions and Discretionary Contributions designated as ESOP contributions made under the Plan may be used to repay such loans provided, however, than in no event may Elective Deferrals or Matching Contributions reduce the amount the Company is required to contribute. If as a result of such contributions, a loan is discharged before the Company has made all contributions that would have been required in the absence of such Elective Deferrals and Matching Contributions, the Company shall make Discretionary Contributions to the ESOP portion of the Plan at such time and in such amounts as necessary to prevent any monetary benefit to the Company from the application of such Elective Deferrals and Matching Contributions.

     (e) Except as provided in Section 7.12 and 7.13 of this Plan, no security acquired with the proceeds of an Exempt Loan may be subject to a put option, call option, buy-sell restriction or other option or arrangement while held by and when distributed from the Plan, regardless of whether the Plan continues to be qualified as an employee stock ownership plan.

     7.07 ESOP Suspense Account. All assets acquired by the Plan with proceeds from an Exempt Loan shall be added to and maintained in a separate ESOP Suspense Account. The ESOP Suspense Account assets must be withdrawn from the ESOP Suspense Account pursuant to the provisions of Section 7.06(c).

     (a)  Allocations  to  Participants'   Accounts.   Subject  to  the  maximum
limitations of Section 6.04, allocations of Company Stock acquired pursuant to an Exempt Loan shall be allocated in the following manner:

     (1) Assets Withdrawn from ESOP Suspense Account. On the Allocation Date of each such Year, the Plan Administrator shall consistently allocate to the ESOP Stock Accounts of Participants and Beneficiaries non-monetary units representing their interest in assets withdrawn from the ESOP Suspense Account.

     (2) Income. Income with respect to Company Stock acquired with the proceeds of an Exempt Loan pursuant to this Article shall be allocated as income of the Plan except to the extent that such income is used to repay the Exempt Loan.

     (3) Forfeitures. If a portion of the ESOP Stock Account of a Participant is forfeited, the Company Stock allocated under Section 7.07(a)(1) may be forfeited only after all other assets. If interests in more than one class of Company Stock have been allocated to the ESOP Stock Account of a Participant or Beneficiary, he will be treated as forfeiting the same portion of each class.

     (b) Valuation. The Fair Market Value of Company Stock shall be determined as of the most recently preceding Allocation Date. In the case of a transaction between the Plan and a disqualified person, the Fair Market Value shall be determined as of the date of the transaction.

     7.08 Diversification of ESOP Account.

     (a) Each "Qualified Participant" may elect within ninety (90) days after the close of each Plan Year during the "Qualified Election Period" to direct the Plan Administrator in writing to transfer to the non-ESOP portion of the Plan cash and/or Company Stock equal to 25 percent of the Fair Market Value of the "Qualified Participant's" ESOP Account (reduced by the Fair Market Value of the amounts transferred pursuant to a prior election). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent." Such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. Amounts so transferred shall be invested in one or more Investment Funds.

     (b) Notwithstanding the above, if the Fair Market Value at the valuation date immediately preceding the first day on which a "Qualified Participant" is eligible to make an election such "Qualified Participant's" ESOP Account is $500 or less, then such account shall not be subject to this paragraph. For purposes of determining whether the Fair Market Value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code
Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

     (c) For the purposes of this Section the following definitions shall apply:

     (1) "Qualified Participant" means any Participant or Former Participant who has completed ten (10) Plan Years of Service as a Participant and has attained age 55.

     (2) "Qualified Election Period" means the six (6) Plan Year period beginning with the later of (i) the first Plan Year in which the participant first became a "Qualified Participant," or (ii) the first Plan Year beginning after December 31, 1986.

     7.09 Investment of Non-ESOP Accounts in Company Stock. Participants may direct the investment of prospective Elective Deferral Contributions to be deposited on their behalf in Company Stock subject to the provisions of this
Section 7.09. A Participant may also elect to have up to $15,000 of previous Elective Deferral Contributions allocated to the purchase of Company Stock under this Section 7.09.

     (a) Except as provided herein or in the investment policy adopted by the Plan Administrator, the rules and procedures adopted by the Plan Administrator under Section 12.05 shall apply equally with respect to the Participant's investment in Company Stock.

     (b) No Participant shall be required to invest any part of his Account derived from Elective Deferrals in Company Stock but may voluntarily direct the investment of all or any part of Elective Deferral contributions made after the date of such election in Company Stock. Participants may not direct the investment of previously accumulated funds in Company Stock unless the Plan Administrator determines that such investment would not present a risk of discrimination.

     (c) Participants may not change an investment direction respecting Company Stock except on a quarterly basis, even if other investments may be changed more frequently, except that during the year 2001, the Participant's direction to invest all or a part of his Elective Contributions in Company Stock may be changed only at the end of the Plan Year. (d) Except as provided in paragraph
(e), shares of Company Stock purchased pursuant to a Participant's investment instructions for any quarter shall be purchased at the Fair Market Value prevailing at the date of purchase. The Plan Administrator may make scheduled purchases on a periodic basis during any quarter and, in that event, funds contributed by or on behalf of the Participant prior to that date shall be held either in an interest-bearing account or without interest pending such purchase.

     (e) If shares of Common Stock are held in an ESOP  Suspense  Account  under
Section 7.07, the Plan Administrator may make permit Participants to direct the allocation of their Elective Deferrals Contributions to purchase such shares. In such event, the Plan Administrator shall notify Participants at least 10 days prior to the date on which investments selections must be made for a Plan Year of the price at which such shares will be made available for the ensuing Plan Year and the number of shares available for purchase. Such price shall be equal to the average basis of all shares of Company Stock held in the ESOP Suspense Account at the date such notice is given, provided that in no event may the price paid by Participants be higher than the Fair Market Value of the Company Stock on the date of purchase for the Participant's Account. The Plan Administrator may also specify a maximum number of shares of Company Stock to be made available during any quarter.

     (f) If the number of shares Participants request to purchase is greater than the number of shares available for purchase from the ESOP Suspense Account, the shares allocated from the ESOP Suspense Account to any Participant shall be determined by multiplying the actual number of shares available by a fraction, the numerator of which is the amount the Participant directed to be allocated to the purchase of shares of Common Stock for that quarter and the denominator of which is an amount that all Participants directed to be allocated to the purchase of shares of Common Stock for that quarter. The remaining amount each Participant designated by the Participant for investment Company Stock shall be invested in one or more Investment Funds or in Company Stock not held in the ESOP Suspense Account as specified by the Participant. If the number of shares Participants request to purchase is less than the number of shares available for purchase from the ESOP Suspense Account, any remaining shares not released as a result of the Company Discretionary Contribution shall be available for purchase in the next succeeding Plan Year(s). In determining the average basis of shares in future years, unpurchased shares for any Plan Year shall be deemed to have a basis equal to the average basis of shares for the Plan Year for which they were most recently made available to Participants. If no shares of Company Stock are held in the ESOP Suspense Account, Elective Deferral Contributions shall be invested in one or more Investments Funds or in Company Stock not held in the ESOP Suspense Account as specified by the Participant.

     (g) Notwithstanding the foregoing, no purchase of Company Stock may be made with Elective Deferrals Contributions until the Internal Revenue Service issues a favorable determination with respect to the Plan. Participants may tentatively allocate all or a portion of their elective contributions to Company Stock from and after the Effective Date of the Plan. Prior to the issuance of a favorable determination letter, the Trustee shall hold such funds in a money market or similar account. If the Internal Revenue Service does not for any reason issue a favorable determination with respect to the Plan prior to December 31, 2001, this Section 7.09 shall be considered void and any elective contributions then held by the Trustee which were tentatively allocated to the purchase of Company Stock shall be allocated in the manner as other investments directed by the Participant or, if none, as provided for investment of funds for which no investment instructions are received.

     7.10 Distribution of Company Stock. A Participant who is entitled to a distribution may demand that his Vested interest in his ESOP Accounts be distributed solely in the form of Company Stock (except to the extent of the value of any fractional shares, which shall be distributed in cash). The Plan

     Administrator shall direct the Trustee to distribute cash and/or shares of Company Stock in accordance with the Participant's election (if any) and its determination. If securities acquired with the proceeds of an Exempt Loan available for distribution consist of more than one class, a distributee hereunder shall receive substantially the same proportion of each such class. Except as provided in this Section, the Plan Administrator shall direct the Trustee to distribute shares of Company Stock acquired with the proceeds of an Exempt Loan in accordance with the provisions of Article IX.

     7.11 Restrictions on Shares. At the time of any distribution of shares of Company Stock, the Plan Administrator may, as a condition precedent to such distribution, require that the certificate or certificates representing such shares bear such legend and/or statement (if any) referring to restrictions upon disposition of such shares, deliver or cause to be delivered to the transfer agent or agents for the Company Stock such instructions (if any) relating to restrictions upon transfer of such shares and require that the distributee make such written representations (if any) concerning his or their intentions with regard to retention or disposition of the shares being distributed and/or such written covenants and agreements as to manner of disposal of such shares as, in the opinion of the Plan Administrator, may be necessary to ensure that any disposition by such distributee, or his legal representatives, heirs, legatees, devisees, donees, or assigns will not result in a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect.

     7.12 Put Option.

     (a) Although at the Effective Date the Company Stock held by the Plan is publicly traded, any Company Stock held by the Plan and distributed hereunder shall be subject to a put option if such Company Stock is not publicly traded when distributed or is subject to a trading limitation when distributed. The put option shall be exercisable in accordance with paragraph (b) only by a Participant or his donees, or by a person, including an estate or its distributee(s), to whom the Company Stock passes by reason of the Participant's death. The put option shall permit the Participant or Beneficiary to require the Company to purchase such Company Stock, but under no circumstances may the put option bind the Plan or Trust. The Plan and Trust may, however, assume the rights and obligations of the Company at the time the put option is exercised. If the Plan Administrator determines that a Federal or State law will be violated by the Company's honoring a put option, the Plan Administrator shall designate one or more third parties to whom the Company Stock may be put, including any affiliate of the Company which has substantial net worth at the time the Exempt Loan is made and whose net worth is reasonably expected to remain substantial.

     (b) A put option under this Section shall be exercisable for a period of sixty (60) days following the date of distribution of the Company Stock to the Participant or Beneficiary and (if not exercised during such period) for an additional period of sixty (60) days immediately following the valuation of Company Stock in the Plan Year following the Plan Year of distribution, subject to such Regulations as may be prescribed by the Secretary of the Treasury. Such option may be exercised only by delivering to the Plan Administrator a written instrument stating the number of shares the Participant or Beneficiary is requiring the Company to purchase.

     7.13 Put Option Price and Payment Terms.

     (a) The purchase price to be paid by the Company, Trustee or other purchaser under Section 7.12 shall be the Fair Market Value of the Company Stock determined as of the Valuation Date coincident with or immediately preceding the effective date of the sale. The purchase price to be paid by the Company, Trustee or other purchaser under Section 7.12 shall be the Fair Market Value of the Company Stock determined as of the valuation date coincident with or immediately preceding the effective date of the sale. If the exercise of a put option under Section 7.12 pertains to a total distribution, payment of such price may be made by the Company or the Trustee in a single cash payment or in substantially equal periodic payments (not less frequently than annually) over a period not exceeding five (5) years from the date of exercise; provided that payments are made or begin within thirty (30) days after the date the put option is exercised. If payments are made under a deferred payment arrangement, adequate security shall be provided. If the exercise of a put option under
Section 7.12 pertains to an installment distribution, payment of the purchase price shall be paid in full by the Company or the Trustee within thirty (30) days after the date the put option is exercised with respect to any such installment distribution. Any deferred payments shall bear interest at a per annum rate equal to one-half of one percent (0.5%) greater than the prime commercial lending rate quoted in The Wall Street Journal for the day on which such sale occurs (or the most recent prior quotation if the sale does not occur on a day on which such quotation is made), but in no event exceeding the maximum rate payable under the laws of the State of Texas.

     (b) Payments made pursuant to a put option shall not be restricted by the provisions of an Exempt Loan nor may the shares purchased with an Exempt Loan be subject, while held by or when distributed from the Plan, to any put, call, option or other buy-sell arrangement, except as provided by Section 7.12 and this Section 7.13.

     7.14 Nonterminable Protections and Rights. The protections and rights afforded Participants by Section 7.12 and 7.13 may not be terminated even if this portion of the Plan ceases to be an employee stock ownership plan as defined in Section 4975(e) (7) of the Code.

                                  ARTICLE VIII

             DETERMINATION OF BENEFITS ON TERMINATION OF EMPLOYMENT

     8.01 Summary of Events Permitting Distribution of Benefits. Except as otherwise provided herein, distribution of benefits under the Plan to a Participant may only occur upon the death, Disability, retirement or separation from service of a Participant or upon termination of the Plan. In-service distributions may be made to the extent provided in Article XI in the case of financial hardship. Distribution of benefits may also be made to an alternate payee of a Participant in connection with a Qualified Domestic Relations Order even if the Participant is not currently eligible for a distribution. Nothing contained in this paragraph shall impose liability on the Plan, the Trust Fund or other persons for a distribution deemed to take place by operation of law.

     8.02 Normal Retirement. Each Participant may retire on or after his Normal Retirement Date. At such time, the balance in his Accounts may be distributed to or set aside for him. Such Participant shall receive such benefits at the time and in the manner provided in Article IX hereof. If a Participant continues in service beyond his Normal Retirement Date he shall continue to participate in the Plan and no distribution shall be made until his actual retirement unless required by Section 9.04.

     8.03 Early Retirement. This Plan does not provide an early retirement or similar benefit. In the event that a Participant separates from service prior to death, Disability or Normal Retirement Age, such Participant shall be entitled only to his Vested interest in his Aggregate Account determined on the date of such separation from service.

     8.04 Accelerated Vesting upon Disability. In the event that a Participant suffers a Disability while actively employed by an Employer, he shall automatically become fully Vested in his Aggregate Account. In the event that such Disability occurs after such Participant ceases active employment but prior to the commencement of benefits under Article IX, such Participant shall be entitled only to his Vested interest in his Aggregate Account determined at the time he separated from service.

     8.05 Other Separation from Service. If a Participant's Employment with the Employer terminates for any reason other than his death, or Disability, or attainment of Normal Retirement Age, such Participant shall be entitled to his Vested interest in his Employer Contribution Account determined under Section 8.06.

     8.06 Vested Interest in Accounts.

     (a) A Participant shall be fully vested at all times in his Elective Deferral Account and his Rollover Account. Each Participant shall obtain a 20% interest in his Matching Contribution Account, Discretionary Contribution Account and ESOP Accounts for each Year of Participation. A Year of Participation is each Plan Year during which the Participant completes more than 500 Hours of Service and is employed on the last day of the Plan Year.

     (b) Notwithstanding the provisions of paragraph (a), the interest of each Participant in his Matching Contribution Account, his Discretionary Contribution Account and his ESOP Accounts shall not be less than provided in the following schedule:

      Years of Service                            Vested Percentage
      ----------------                            -----------------
        Less Than One                                     0%
            One                                          40%
            Two                                          60%
            Three                                        80%
        Four or more                                    100%

     (c) Notwithstanding the foregoing, the balances in all of the Participant's Employer Contribution Accounts shall become fully Vested (if not then already fully Vested) when the Participant attains his Normal Retirement Age.

     (d) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's Vested interest in his Aggregate Account or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the Vested interest computed under the Plan without regard to such amendment or change.

     (e) The period during which the election may be made under paragraph (d) shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of: (i) 60 days after the amendments is adopted; (ii) 60 days after the amendment becomes effective; and (iii) 60 days after the Participant is issued written notice of the amendment by the Company or Plan Administrator.

     (f) If as a result of a change of control of the Company the Employment a group of Participants is involuntarily terminated, such Participants shall become fully vested in their Aggregate Accounts, provided the group of Participants affected by such change of control constitutes a nondiscriminatory group of Employees as defined in Section 401(a)(4) of the Code. The Plan Administrator shall determine whether a change of control has occurred.

     8.07 Forfeitures; Service Spanning.

     (a) Except as may be otherwise provided in the Plan, if any Participant shall resign or be discharged by the Employer prior to reaching his Normal Retirement Age, any portion of such Participant's Employer Contribution Account which is not Vested shall become a Forfeiture as of the earlier of the date on which (i) the Participant's Vested Aggregate Account is cashed out or (ii) the Participant incurs five (5) consecutive Breaks in Service. Such Forfeitures shall be utilized as of the close of the Plan Year coincident with or next following such event in accordance with Section 6.02.

     (b) If any Participant is re-employed after his Employment is terminated, then for purposes of determining the Vested interest of such Participant, his Years of Service shall include Years of Service prior to such termination subject to the following rules:

     (i) If a Participant has a Break in Service, his pre-break and post-break Service shall be used for computing Years of Service only after he has completed one Year of Service for eligibility following the date of his re-employment with the Employer;

     (ii) After five consecutive Breaks in Service, a Participant's Vested interest in his Employer Contribution Account attributable to service prior to such Breaks in Service shall not be increased as a result of post-break service.

     (iii) Subject to (i) and (ii) above, once a Participant has attained any Vested interest in his Employer Contribution Account, all pre-break and post-break service shall be aggregated for all purposes;

     (iv) In the case of a reemployed Participant who did not have any Vested interest in his Employer Contribution Account at the time he separated from service, all Years of Service prior to such date shall be disregarded in determining his Vested interest in his Employer Contribution Account after his reemployment if at the time of reemployment the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the number of his prior Years of Service, whether or not consecutive, completed prior to such reemployment.

     (c) In the case of a Participant who terminates Employment prior to attaining any Vested interest in his Aggregate Account, such Participant shall be deemed to have received a cash-out of such benefit on the date of his termination of employment. Thereafter, the unvested portion of his Aggregate Account shall be forfeited and reallocated in accordance with Section 6.02. In the event that such Participant is reemployed prior to incurring five consecutive breaks in service, such Participant shall be deemed to have repaid the deemed cash-out distribution on the date of such reemployment. Such Participant's Employer Contribution Account shall be restored in accordance with
Section 8.08.

     8.08 Repayment of and Accounting For Certain Distributed Benefits.

     (a) In the event that a Participant who is partially Vested in his Aggregate Account receives payment of his Employer Contribution Account in a cash out distribution under Article IX and is reemployed, such Participant shall have the right to repay the amount distributed to him at any time before the date on which he incurs five consecutive Breaks in Service (provided he is reemployed by that date) or, if earlier, five years from the date of his reemployment. If the reemployed Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Employer Contribution Account shall be restored in full, unadjusted by any gains or losses otherwise allocable to him subsequent to such payment. Such restoration shall occur on or before the close of the Plan Year following the Plan Year in which such repayment occurs. If a reemployed former Participant fails to repay the amount distributed to him, the Employer shall not restore any amounts treated as forfeited by such Participant. (b) In the event that a distribution is made (or deemed to have been made) to or on behalf of a Participant from his Employer Contribution Account, other than a distribution qualifying as a cash-out, at a time when the Participant is less than one hundred percent (100%) Vested in his Employer Contribution Account or if no distribution is made to a terminated Participant, such Participant's Employer Contribution Account shall be maintained by the Plan Administrator until and except to the extent that such Account may be forfeited  under  Section
8.07. At any relevant time, the Participant's Vested Interest in his Employer Contribution Account shall be determined by using the following formula: X = P(AB + D) - D. For purposes of applying this formula: X equals the Vested portion of the Participant's Employer Contribution Account; P is the Vested percentage interest of the Participant at the relevant time; AB is the Employer Contribution Account balance at the relevant time; and D is the amount of the distribution made to the Participant.

                                   ARTICLE IX

                    TIME AND FORM OF DISTRIBUTION OF BENEFITS

     9.01 Definitions Applicable to Required Distributions.

     (a) Applicable life expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such succeeding calendar year.

     (b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 9.04.

     (c) Life expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of
Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant, by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary shall not be recalculated.

     (d) Participant's Benefit. For purposes of this Section, a Participant's Benefit is his Vested Aggregate Account as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year ("valuation calendar year") increased by the amount of any contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. However, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

     (e) Required Beginning Date. The Required Beginning Date of a Participant is the first day of April of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) in the case of any Participant other than a Participant who is a five percent owner (as defined in Section 416 of the Code) with respect to the Plan Year in which the Participant attains age 70 1/2, the calendar year in which the Participant retires. Any Required Beginning Date may be postponed to the extent permitted by the Internal Revenue Service in Notices, Announcements or other published releases. Once distributions have begun to a

     5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

     9.02 Time of Payment of Benefit.

     (a) When a Participant separates from service, he (or his Beneficiary in the case of a benefit payable due to the Participant's death) shall be entitled to receive a distribution of his Vested Aggregate Account as of the close of any Plan Year following the Plan Year in which his separation from service occurs. No distribution shall be made unless the Participant requests such benefit except to the extent that distribution is permitted under Section 9.05 or required under Section 9.04. Failure to file an application will not in itself prejudice a distribution to which the Participant or Beneficiary is entitled under the provisions of the Plan.

     (b) Any request for payment of a benefit shall be acted upon by the Plan Administrator in accordance with Section 12.13. If the Committee determines that the Participant or Beneficiary is entitled to payment, it shall direct the Trustee to distribute or commence the distribution of benefits to such Participant or Beneficiary as soon as practicable following approval of such request. If a Terminated Participant is reemployed by the any Employer before the Participant's Aggregate Account is distributable under this paragraph, such distribution shall be postponed. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Sections 9.05 and 9.06, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

     9.03 Form of Distribution of Retirement Benefits.

     (a) When a Participant becomes entitled to a distribution under Section 9.02, the Plan Administrator shall direct the Trustee to distribute the Participant's benefit in a lump-sum distribution (which may include two or more installments if the distributee's entire interest in the Plan is distributed within one taxable year of the distributee). Such benefit shall be computed as of the Valuation Date coincident with or next preceding the date of distribution. If such payment is made not later than the close of the second Plan Year following the Plan Year in which the Participant's termination of Employment occurs, it shall be deemed a cash out for purposes of Section 8.07 and 8.08.

     (b) For a period of 90 days following the later of (i) the Effective Date or (ii) the date that affected Participants are notified of the terms of this
Section 9.03(b), Participants in the Magnum Hunter Resources, Inc. 401(k) Plan whose Vested account balances are in excess of $5,000, and who become eligible for a distribution during such period, may elect to receive a distribution of their benefits derived from the 401(k) Plan or from Elective Deferral and Matching Contributions under this Plan in the form of a joint and survivor annuity or single life annuity as permitted under the 401(k) Plan. The terms of the 401(k) Plan pertaining to such annuities (including the requirement of spousal consent for waiver of such annuities) shall be considered incorporated herein for such period.

     (c) Subject to Section 7.10, a distribution to be made under paragraph (a) hereof may be made in cash, in shares of Company Stock or in any combination of cash and Company Stock, as determined by the Plan Administrator.

     (d) If the Plan Administrator determines that a person entitled to any distribution is a minor or physically unable or mentally incompetent to receive any such distribution, the Plan Administrator may direct the Trustee to make payment to the person or entity having legal custody of such person or otherwise apply the distribution for such person's benefit.

     9.04 Distribution Requirements.

     (a) Unless otherwise specified herein, all distributions required under this Section shall be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Reg. ss.1.401(a)(9)-2.

     (b) The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

     (c) As of the first Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof): (i) the life of the Participant; (ii) the life of the Participant and a designated Beneficiary; (iii) a period certain not extending beyond the life expectancy of the Participant; or (iv) a period certain not extending beyond the joint and last survivor life expectancy of the Participant and a designated Beneficiary. If the applicable period is greater than 10 years, the Participant's benefit must be distributed over not more than 10 years.

     (d) If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

     (i) If a Participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor, expectancy of the Participant and the Participant's Beneficiary or (2) a period not extending beyond the life expectancy of the Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least, equal the quotient obtained by dividing the Participant's Benefit by the applicable life expectancy.

     (ii) The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in subparagraph (a) above as the relevant divisor without regard to Reg. ss.1.401(a)(9)-2.

     (iii) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year,

     (iv) If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

     (v) If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the, method of distribution being used prior to the Participant's death.

     (e) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

     (f) The payment or commencement of payment of benefits to a Participant may not be delayed without the consent of such Participant to a date later than the sixtieth (60th) day after the latest of the close of the Plan Year in which (i) the Participant attains the earlier of age sixty-five (65) or the Normal
Retirement Age specified under the Plan, (ii) occurs the tenth (10th) anniversary of the date the Participant commenced participation in the Plan or
(iii) the Participant terminates his service with the Employer. Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable under Section 9.05 shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph. 9.05 Consent to Cash-out of Vested Aggregate Account.

     (a) If on the date of any distribution under this Article the Participant's Vested Aggregate Account is in excess of $5,000, or if payment of such Participant's Vested Aggregate Account has commenced under any provision of the Plan, no distribution may be made under this Plan prior to the date that the Participant attains the later of age 62 or his Normal Retirement Age (the benefit prior to that time being "immediately distributable") unless the Participant consents in writing to such distribution. If the value of the Participant's Vested Aggregate Account as of any Valuation Date following the Participant's termination of Employment is not in excess of $5,000, the Plan Administrator may direct such benefit be paid in a cash out distribution without the consent of the Participant at any time. The consent of the Participant shall be obtained in writing within the 90-day period ending on the Benefit Commencement Date.

     (b) The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Benefit Commencement Date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the participant, after receiving the notice, affirmatively elects a distribution. Notwithstanding the foregoing, the consent of the Participant shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.

     (c) Upon termination of this Plan, if the Plan does not then offer an annuity option, (purchased from a commercial provider), the Participant's Aggregate Account may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) sponsored by the Employer or an Affiliate.

     9.06 Directed Rollovers.

     (a) Applicability. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under the Plan, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of the foregoing, the definitions provided in the following paragraphs shall apply.

     (b) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(iv) received after December 31, 1998; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

     (c) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified plan described in
Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (d) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the
Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (e) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     9.07 Distributions upon Certain Events Prior to Separation from Service.

     (a) Notwithstanding any provision of the Plan which would require that distributions be made upon a separation from service, a Participant may also receive a distribution of his Vested Account upon the occurrence of any one of the following events.

     (i) Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan (as defined in Section 408(k)) or a SIMPLE IRA Plan (as defined in Section 408(p)).

     (ii) The disposition by a corporate Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

     (iii) The disposition by a corporate Employer to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this plan, but only with respect to employees who continue employment with such subsidiary.

     (b) All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements (if applicable) contained in Sections 411(a)(11) and 417 of the Code. In addition, such distributions must be made in a lump sum.

                                    ARTICLE X

                           DEATH AND SURVIVOR BENEFITS

     10.01 Amount of Benefit. In the event that a Participant dies while actively employed by the Employer, he shall become fully Vested in his Employer Contribution Account. In the event that the Participant dies after separation from service but prior to the commencement of benefits, such Participant shall be entitled only to his Vested interest in his Aggregate Account determined at the time he separated from service. The Plan Administrator may require such proof of death as it deems appropriate to confirm the death of a Participant.

     10.02 Form of Benefit. Any distribution payable as a result of the death of a Participant shall be paid to the Participant's Beneficiary in a lump-sum distribution (including two or more installments if the distributee's entire interest in the Plan is distributed within one taxable year of the distributee). The benefit payable to a Beneficiary shall be paid in cash, shares of Company Stock or a combination of cash and Company Stock as determined by the Plan Administrator. In the event that any portion of such benefit is paid in the form of Company Stock, such distribution shall be subject to the terms of Article VII, with the Beneficiary being treated as a Participant for such purposes.

     10.03 Designation of Alternate Beneficiary.

     (a) A Participant may designate one or more Beneficiaries on such form as supplied by the Plan Administrator. A Participant may by similar action designate a change of Beneficiary at any time, which change shall be effective only upon receipt by the Plan Administrator of said notice. The last such designation form filed with the Plan Administrator shall control.

     (b) Notwithstanding the foregoing, no married Participant may designate a Beneficiary or change a Beneficiary to a person other than his spouse unless the spouse consents in writing to such designation or change and acknowledges the effect of such consent. Such consent must be witnessed by the Plan Administrator or a notary public and may be revoked in writing not later than 180 days prior to the earlier of Participant's death or the occurrence of any event which would permit the appointment of a conservator or guardian of the person, estate or affairs of such Participant. The divorce of a Participant shall automatically revoke that Participant's designation of his spouse as Beneficiary except to the extent otherwise provided as part of such Participant's and spouse's settlement agreement, a Qualified Domestic Relations Order or in a subsequent Beneficiary designation filed by the Participant with the Plan Administrator.

     (c) In the absence of a written designation, or in the event a Participant dies without a Beneficiary surviving him, the amount which would otherwise be payable to his Beneficiary shall be paid to the surviving spouse of such Participant or if none, to such Participant's estate. A Beneficiary shall have no interest or rights under the Plan during the lifetime of the Participant, except as may be provided otherwise in the Plan, ERISA or the Code.

     10.04 Death Prior to Commencement of Benefits.

     (a) If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year, containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

     (i) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy (as defined in Section 9.01(c) of the Plan) of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

     (ii) if the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

     (iii) If the Participant has not made an election pursuant to this Section by the time of his or her death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, then distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     (b) For purposes of paragraph (a) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of paragraph (a), with the exception of subparagraph (ii) therein, shall be applied as if the surviving spouse were the Participant.

     (c) For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

     (d) For the purposes of this Section, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if paragraph (b) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to paragraph (a) above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

     10.05 Purchase of Life Insurance. Life insurance shall not be a permitted investment under the Plan.

                                   ARTICLE XI

                              PARTICIPANT LOANS AND
                        FINANCIAL HARDSHIP DISTRIBUTIONS

     11.01 Participant Loans Not Authorized. Participants may not borrow any portion of their Aggregate Account or pledge any part of their Aggregate Account as collateral for a loan.

     11.02 In-Service Withdrawal for Financial Hardship.

     (a) Except as provided in this Section, a Participant may not withdraw any portion of the amounts credited to his Account prior to the commencement of distribution under Article IX. However, a Participant may, by filing a written request with the Plan Administrator withdraw amounts from his Rollover Account and any portion of his Elective Deferral Account which is not invested in Company Stock, while in the employment of the Employer, in the event of a financial hardship. A financial hardship shall be deemed to exist only if the Participant incurs an immediate and heavy financial need as defined under paragraph (c) and the withdrawal is needed to alleviate such need as determined under paragraph (d).

     (b) The amount that may be withdrawn from the Participant's Elective Deferral Account may not exceed the total contributions made to such account, less any prior withdrawals.

     (c) An immediate heavy financial need shall exist with respect to a Participant if the withdrawal request is on account of:

     (i) expenses for medical care described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152), or necessary for those persons to obtain medical care as described in Code Section 213(d);

     (ii) costs directly related to the purchase (excluding mortgage payments) or construction of a principal residence for the Participant;

     (iii) the payment of tuition and related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

     (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

     (v) Such other causes as may be approved by the Internal Revenue Service.

     (d) A hardship withdrawal request shall be considered to be necessary to satisfy an immediate and heavy financial need if all of the following conditions are satisfied:

     (i) the amount of the withdrawal request is not in excess of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal state or local income taxes reasonably anticipated to result from the withdrawal;

     (ii) the Participant has obtained all distributions and nontaxable loans then available under any plan maintained by the Employer (unless such a loan would increase the Participant's financial hardship).

     (iii) the Participant's right to make Elective Deferral Contributions to this Plan and any other plans maintained by the Employer shall be suspended until the first date on which Salary Deferral Agreements may be modified under
Section 4.02 which occurs at least twelve (12) months after the date of withdrawal. In addition, the Participant may not make Elective Deferral Contributions or Employee contributions for the Participant's taxable year immediately following the taxable year of the financial hardship distribution, under any plan maintained by the Employer, in excess of the applicable limit under Code Section 402(g) for such year reduced by the amount of any elective deferrals for the taxable year of the hardship distribution, except for employee contributions to defined benefit plans or welfare or cafeteria benefit plans (if any)

     (e)  The  Plan  Administrator   shall  make  determinations  upon  hardship
withdrawal requests basis in accordance with the following procedures:

     (i) The withdrawal date shall be fixed by the Plan Administrator after application by the Participant under procedures fixed by the Plan Administrator.

     (ii) A Participant requesting a financial hardship distribution may be required to provide such information as the Plan Administrator may specify to demonstrate the existence of a financial hardship or the necessity of a distribution to alleviate such financial hardship.

     (iii) The Plan Administrator may require a minimum advance notice, may limit the amount and frequency of withdrawals and may delay payment of an approved withdrawal to permit a special valuation, to permit liquidation of necessary assets or for other pertinent reasons.

     (iv) The withdrawal shall be charged pro rata among the Investment Funds in which the amounts credited to the Participant's Elective Deferral Account or Rollover Account are invested.

     (v) The withdrawing Participant's Accounts shall be adjusted as of the last regular or special valuation date on or before the withdrawal unless the Plan Administrator elects to have a special valuation, which will then control.

     (vi) Such other procedures, standards or guidelines as may be established by the Plan Administrator.

                                   ARTICLE XII

                                 ADMINISTRATION

     12.01 Named Fiduciaries.

     (a) The "named fiduciaries" (as defined in Section 402 of ERISA) of the Plan are (1) the Company, when acting as the "Plan Administrator," as defined under ERISA), (2) any committee appointed under Section 12.06, (3) the Trustee and (4) any investment manager appointed by the Company hereunder. Each such fiduciary shall have only those powers, duties, responsibilities, and obligations which are specifically allocated to them under the Plan. Notwithstanding the foregoing, any person may serve in more than one fiduciary capacity.

     (b) Each named fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each named fiduciary may rely upon any such direction, information or action of any other named fiduciary as being proper under the Plan, and is not required to inquire into the propriety of any such direction, information or action. No named fiduciary shall be deemed to have guaranteed the Trust Fund in any manner against investment loss or depreciation in asset value.

     12.02 Powers and Responsibilities of the Company.

     (a) The Company shall determine the number of, and shall be empowered to appoint and remove, the members of any committee(s) from time to time as it deems necessary for the proper administration of the Plan and to assure that the Plan is being operated for the exclusive benefit of the Participants and their beneficiaries in accordance with the terms of the Plan, the Code, and ERISA.

     (b) Subject to Section 7.02, the Company shall establish a "funding policy and method," or shall appoint a qualified person to do so. The Company or its delegate shall communicate such policy to the Trustee, who shall coordinate the needs of the Plan with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to specific investment of the Trust Fund. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of ERISA.

     (c) The Company may appoint an investment manager (as defined in Section 3(38) of ERISA), an investment advisor and/or investment committee to manage all or a designated portion of the Trust Fund not invested in Company Stock. In such event, the Trustee shall follow the directive of the investment manager, an investment advisor or committee in investing the assets of the Plan managed by the investment manager, an investment advisor or committee and shall not be liable for the acts or omissions of such investment manager, an investment advisor or committee except as otherwise required by ERISA.

     (d) The Company shall supply such information as may be requested by any committee or the Trustee, including information with respect to compensation, service, age, retirement, death, Disability or termination of employment of any Employee or Participant.

     (e) The Company shall receive and review reports of the financial condition, and of the receipts and disbursements of the Trust Fund from the Trustee;

     (f) The Company shall employ an independent qualified public accountant, to the extent required by law, to examine the books, records, and any financial statements and schedules which are required to be included in the annual report;

     (g) The Company shall file or cause to be filed with the appropriate government agency (or agencies) the annual report, summary plan description, and other pertinent documents which may be required;

     12.03 Responsibility of Trustee. Subject to the provisions of the Trust Agreement, the Trustee shall be the named fiduciary for asset management and shall have exclusive authority and discretion to manage and control the assets of the Plan, except to the extent that such authority and discretion for all or a specified portion of the assets is delegated by the Company to the participants, an investment manager or an investment advisor. In such event, the Trustee shall follow the instructions of the participants, investment manager or investment advisor in investing such assets of the Plan and shall not be liable for the acts or omissions of any Participant, investment manager or investment advisor except as otherwise required by ERISA.

     12.04 Investment Manager or Committee.

     (a) If an investment advisor, manager and/or investment committee is appointed by the Company, such investment advisor, manager or committee shall serve at the pleasure of the Company, except that any such appointee may resign at any time. No member of any investment committee who is an Employee of an Employer shall receive any compensation for services as such, but shall be reimbursed for expenses reasonably incurred in the performance of his duties.

     (b) Any such investment advisor, manager or committee shall be the named fiduciary for asset management and control and at all times have the responsibility for investment decisions involving the acquisition and disposition of assets over which it exercises discretionary investment authority. An investment committee may, at the request of the Company, recommend a funding policy and method or assist the Company in evaluating the performance of the Trustee.

     12.05 Individually Directed Accounts. Participants in the Plan shall be entitled to direct the investment of their Accounts. Such investment direction shall be subject to the following conditions:

     (a) The investment choices available to the Participants may be limited to Company Stock and one or more Investment Funds available from one or more investment managers (as defined in Section 3(38) of ERISA selected by the Company from time to time. In such case, the Plan Administrator shall advise Participants of the identity of the Investment Funds which are available at any time, the initiation of new funds and the termination of funds.

     (b) The investment of a Participant's Account shall be made only upon the written instructions received by the Plan Administrator from the Participant. The Plan Administrator shall communicate such investment selection to the investment manager as soon as practicable. The Trustee and Plan Administrator may rely on all investment instructions given to it by each Participant with respect to any Investment Fund and shall not be liable or responsible for any losses resulting from such investment instructions.

     (c) The Plan Administrator may limit the number of times that a Participant may change the investment of his Accounts to not more frequently than once per Plan Year quarter. The Plan Administrator may also require that a minimum amount or minimum percentage of the Participant's Account be invested in any fund selected by the Participant.

     (d) Once made, a Participant's investment direction shall continue until changed or until the Investment Fund selected by him is no longer available under the Plan. If a Participant fails or refuses to give investment direction, the Plan Administrator may designate a specified fund (other than Company Stock) for investment of such Participant's Account.

     (e) Neither the Plan Administrator, Trustee, or any investment manager shall have any duty to advise the Participant on the suitability of any Investment Fund. The Plan Administrator shall provide to the Participant any information received by it with respect to any such fund.

     (f) The Plan Administrator shall not accept any investment instruction which would result in the Plan incurring unrelated business taxable income or unrelated debt-financed income, would (in the opinion of the Plan Administrator) present a risk of disqualification of the Plan, result in a prohibited transaction under the Code or ERISA (unless exempted), result in the indicia of ownership of any investment being held outside of the United States, or contravene any provision of the Plan. In the event that a Participant fails to timely modify any instruction which conflicts with any of the foregoing restrictions, such Participant shall be deemed to have failed to provide investment direction.

     (g) Any expenses incurred in carrying out the investment instructions of the Participant shall be charged to the Participant's Account. Similarly, any investment gain or loss on the Participant's individually-directed accounts shall be allocated solely to that Participant.

     (h) The Plan Administrator may establish such additional rules and procedures as it deems appropriate for the maintenance of individually-directed accounts.

     (i) The Plan Administrator shall maintain a set of accounts for each Investment Fund. The accounts of the Plan Administrator for each Investment Fund shall indicate separately the dollar amounts of all contributions made to such Investment Fund by or on behalf of each Participant from time to time.

     (j) The Company may enter into an agreement with one or more persons or entities to make Investment Funds available to Participants. Any provision of such agreement which is contrary to the terms of this Plan shall control over the Plan and, to the extent necessary, shall be considered an amendment of the Plan.

     12.06 Administrative Committee. The Company may name an Administrative Committee (herein referred to as the "Committee") to consist of one or more persons to carry out the daily management of the Plan. Any person, including, but not limited to, managers, members, directors, shareholders, officers and Employees of any Employer shall be eligible to serve on the Committee. All members of the Committee shall serve at the pleasure of the Employer and may be removed by the Company at any time with or without cause. If the Employer does not appoint such a Committee, the Company may administer the Plan through its Board of Directors.

     12.07 Powers and Responsibilities of the Plan Administrator. The Plan Administrator shall carry out the daily management of the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. The Plan Administrator may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any interpretation or construction shall be made and applied in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code. The Plan Administrator shall have such powers and duties as may be necessary to discharge its duties hereunder, including, but not limited to, the power and duty:

     (a) to construe and interpret the Plan, decide all questions of eligibility for payment of any benefits hereunder;

     (b) to adopt such rules, such procedures and forms as it deems appropriate;

     (c) to make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon;

     (d) to receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

     (e) to delegate to one or more of the members of the Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust and to delegate ministerial matters to its agents or employees, who need not be members of the Committee;

     (f) to furnish any Employee and each Beneficiary receiving benefits hereunder a summary plan description explaining the Plan unless exempted under ERISA;

     (g) to furnish any Employee or Beneficiary who requests in writing statements indicating such Employee's or Beneficiary's Aggregate Account;

     (h) to maintain all records necessary for verification of information required to be filed with any governmental agency;

     (i) to report to the Trustee all available information regarding the amount of benefits payable to each Participant, the computations with respect to the allocation of assets, and any other information which the Trustee may require in order to terminate the Plan;

     (j) to retain such agents, and employees, including legal counsel (which may be counsel for the Employer), as it deems appropriate for the discharge of its duties hereunder.

     12.08 Committee Procedures. Any committee appointed by the Company may act at a meeting or in writing without a meeting. Such committee shall elect one of its members as chairman, appoint a secretary who need not be a member of the committee, and shall advise the Trustee of such actions in writing. The Secretary shall keep a record of all meetings and forward all necessary communications to the Employer, the Trustee or other appropriate persons. The committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting member of the committee who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other committee members, the Company and the Trustee shall not be responsible for any such action or failure to act.

     12.09 Voting of Securities. Each Participant may direct the vote of shares of Company Stock allocated to his ESOP Accounts on all matter submitted to a vote of shareholders. The Plan Administrator may adopt rules and procedures to facilitate the exercise of such voting rights. If a Participant fails to exercise such voting rights in accordance with the rules adopted by the Plan Administrator under this Section, the Plan Administrator shall not direct the vote of such shares. The Plan Administrator shall direct the Trustee as to the manner in which voting, dissenter's or other rights of securities held by the Trust are to be exercised with regard to all unallocated shares.

     12.10 Decisions of the Plan Administrator. All decisions of the Plan Administrator which involve the exercise of discretion shall be conclusive and binding upon each Employer, the Trustee and all Employees, Participants and Beneficiaries and all other parties so long as such decisions are made in good faith and are not arbitrary or capricious.

     12.11 Records and Statements. The Plan Administrator shall maintain such records as may be required by law, the Plan or as it otherwise deems appropriate for the administration of the Plan. Such records shall be subject to the inspection of the Employer and of any Participant or Beneficiary, but only to the extent that they apply to him.

     12.12 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan and Trust, including but not limited to, legal, accounting, actuarial and Trustee's fees shall be paid by the Company, or if not paid by the Company, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a first and prior claim and lien against the Trust Fund. The Company may require reimbursement from the other Employers for a pro rata portion of such expenses.

     12.13 Benefit Claims Procedure. The Plan Administrator shall make all determinations as to the right of any such person to any benefit under the Plan. Any Participant, Beneficiary, or the authorized representative of either of the foregoing may file a request for benefits under the Plan. Such request shall be deemed filed when made in writing addressed or hand-delivered to the Plan Administrator at the Company's address. Such request shall be on such form and pursuant to such rules as are adopted by the Plan Administrator and shall set forth the basis of such claim. Upon receipt of such claim, the Plan Administrator shall conduct such examinations as may be necessary to determine the validity of the claims and, if appropriate, shall take such steps as may be necessary to facilitate the payment to which the claimant is entitled.

     12.14 Claims Review Procedure. If any claim for benefits is denied, the Plan Administrator shall notify the claimant in writing. The notice of the denial of benefits shall state the specific reason for such denial and cite any applicable provisions of the Plan upon which the denial is based. If the claim can be corrected, a request for such information shall be made and the reason for requesting such additional information shall be stated in the notice to the claimant. The claimant shall be entitled to appeal the decision to the Plan Administrator for a period of sixty (60) days after receipt of the notification of denial. The claimant shall be advised that the failure to perfect and appeal within such sixty (60) day period shall make the Plan Administrator's decision conclusive. The Plan Administrator shall furnish the claimant or his personal representative any Plan information needed to perfect his appeal.

     12.15 Unclaimed Benefits. Each Participant and Beneficiary of a deceased Participant shall file with the Plan Administrator, from time to time in writing, his home address and each change of home address. Any communication addressed to a Participant or Beneficiary at his last home address filed with the Plan Administrator, or if no such address was filed, then at his last home address as shown on the Employer's records, shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Plan Administrator shall not be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary. If the Plan Administrator furnishes notice to any Participant, or Beneficiary of a deceased Participant, that he is entitled to a distribution and the Participant or Beneficiary fails to claim such distribution or make his whereabouts known to the Plan Administrator, such Benefits shall be retained by the Plan until the earlier of the date the Participant's benefit must be distributed under Section 9.04 or the date the Plan is terminated without the establishment of a successor plan. Such Participant's benefit shall then be disposed of as follows:

     (i) If the whereabouts of the Participant are unknown to the Plan Administrator, the Plan Administrator may direct the distribution of a insured savings institution or such depository as may be approved by the Internal Revenue Service, subject to reduction for any applicable taxes; or

     (ii) If the Plan Administrator determines that the transfer of the Participant's Aggregate Account is for any reason impractical, it may declare such benefit forfeited in whole or in part. In such event, such benefit shall be paid to the Company for the benefit of the Participant. If the Participant or his Beneficiary shall be located or claim such benefit at any time with the applicable statute of limitations, the Company shall pay over such benefit to the Participant or his Beneficiary.

     12.16 Indemnification. The Employers shall indemnify each member of each committee appointed by it and each other fiduciary with respect to the Plan from and against any and all liabilities, costs, damages or expenses occasioned by any act or omission, except when the same is judicially determined to be due to the gross negligence willful misconduct or fraud of such member. The Company may purchase insurance to the extent deemed appropriate in connection with such indemnification and may require contribution for such indemnification or insurance from the other Employers.

     12.17 Alternative Means of Communication. Whenever the Plan requires that any disclosure, election, notification or other communication be made in writing, such communication may be made in any alternative medium approved by the Plan Administrator, including interactive computer or voice systems and electronic mail to the extent consistent with rules adopted by the Department of Labor. The facsimile signature of any person may be accepted as an original signature to the extent consistent with such rules.

                                  ARTICLE XIII

                           SPECIAL RULES APPLICABLE TO
                      YEARS IN WHICH THE PLAN IS TOP-HEAVY

     13.01 Purpose and Scope.

     (a) This Article provides rules which shall automatically apply to the Plan in any Plan Year in which it is Top-Heavy (as hereinafter defined). The provisions of this Article shall not apply in any year in which the Plan is not Top-Heavy, unless otherwise required by law. For years in which the provisions of this Article apply, they shall apply notwithstanding any other provisions of the Plan which may be to the contrary.

     (b) In the event that the Employer maintains or shall hereafter maintain two or more qualified pension or profit sharing plans, the requirements of this Article shall be waived and shall not apply if the Employer elects to meet the obligations under another plan designated for such purpose.

     13.02 Definitions Applicable to Top-Heavy Determination. In addition to any definitions set forth in Article I, the following terms shall have the meaning set forth below as used in this Article.

     (a) Key Employee: Any Employee or former Employee (and the beneficiaries of such Employee) who are any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means Compensation as defined in Section 1.11 of the Plan, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. The determination period is the Plan year containing the determination date and the four preceding Plan years. The determination of who is a key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

     (b) Top-Heavy Plan: For any Plan year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exist:

     (i) If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

     (ii) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

     (iii) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

     (c) Top-Heavy Ratio:

     (i) If the Employer maintains one or more defined contributions plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissible aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with
Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

     (ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key Employees, determined in accordance with subparagraph (i) above, and the present value of accrued benefits under the aggregated defined benefit Plan or plans for all key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution Plan or plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit Plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

     (iii) For purposes of (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan years of a defined benefit Plan. The account balances and accrued benefits of a Participant (1) who is not a key Employee but who has a key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

     (iv) The accrued benefit of a Participant other than a key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

     (d) Permissive Aggregation Group: The required aggregation group of plans plus any other Plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

     (e) Required Aggregation Group: (1) Each qualified Plan of the Employer in which at least one key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and
(2) any other  qualified  Plan of the Employer which enables a Plan described in
(1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

     (f) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

     (g) Valuation Date: The Valuation Date or interim valuation date coinciding with or, if none, immediately preceding the applicable Determination Date.

     (h) Present Value: Present value shall be based only on an interest rate of 8.0% and the 1983 Individual Annuitants Mortality Table.

     13.03 Top-Heavy Minimum Allocation.

     (a) Except as otherwise provided in paragraphs (c) and (d) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a key Employee shall not be less than the lesser of three percent (3.0%) of such Participant's compensation or in the case where the Employer has no defined benefit Plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer Contributions and forfeitures, as a percentage of the key Employee's compensation (as limited by Section 401(a)(17) of the Code and as indexed by Section 415(c)(1)(A) of the Code), allocated on behalf of any key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service

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

     (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory Employee contributions to the Plan, or (iii) compensation less than a stated amount.

     (b) For purposes of computing the minimum allocation, compensation shall mean compensation as defined in Section 13.02(a) of the Plan.

     (c) The provision in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

     (d) The provision in paragraph (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has elected to provide the minimum allocation or benefit requirement applicable to top-heavy plans in such other plan or plans.

     (e) Any Elective Deferral made by a Participant who is a Nonhighly Compensated Participant allocated to such a Participant for a Plan Year shall be disregarded in determining the minimum allocation under paragraph (a). Any Matching Contributions allocated to such a Participant shall also be disregarded unless they are disregarded in testing the ACP test under Section 5.03. Qualified Non-Elective Contributions and Qualified Matching Contributions may be included in determining whether the minimum allocation has been made under paragraph (a). Forfeitures credited to a Participant's Account shall be treated as Employer Contributions.

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

                                   ARTICLE XIV

                      ADOPTION BY AFFILIATES AND WITHDRAWAL

     14.01 Procedure for Adoption. Subject to the further provisions of this Article, any Affiliate now in existence or hereafter formed or acquired, may adopt the Plan for all or any part of its Employees. The adoption of the Plan by an Affiliate may be effectuated and evidenced by a written resolutions adopted by the adopting organization and the Company, or by other means acceptable to the Company.

     14.02 Procedure for Withdrawal. Any Employer, upon ninety (90) days written notice to the Company and Trustee, may withdraw from the Plan at any time without affecting other Employers not withdrawing, by complying with the termination provisions of the Plan with respect to its own Employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan by merger with an existing plan and trust, and transfer of Trust assets. The Company may, in its absolute discretion, terminate an adopting Employer's participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan or when the adopting corporation ceases to an Affiliate of the Company. The withdrawal from, or termination of, participation in the Plan by an Employer shall not relieve such Employer from liability for any accrued but unpaid contributions.

     14.03 Adoption Contingent Upon Continued Qualification. The adoption of this Plan by an Affiliate as provided in this Article shall be contingent and subject to the condition precedent that such Affiliate meet all the statutory requirements for adoption of qualified plans, including but not limited to
Section 401(a) and 501(a) of the Code, for its employees. The adopting organization shall, if so requested by the Company, apply for a letter of determination from the appropriate District Director of Internal Revenue to the effect that the Plan herein set forth or as amended before the receipt of such letter, meets the requirements of the Code for tax qualification purposes for such adopting organization and its covered employees. Unless a favorable determination letter is issued, such adoption shall become void and inoperative and any contributions made by such organization or its employees shall be promptly refunded by the Trustee. Furthermore, if the Plan in its operation, becomes disqualified for any reason as to such adopting organization and its employees, the portion of the Trust Fund allocable to them shall be segregated as soon as is administratively feasible, pending either (i) the prompt requalification of the Plan as to such organization and its employees to the satisfaction of the Internal Revenue Service so as not to affect the continued qualified status thereof as to other Employers, or (ii) withdrawal of such organization from this Plan and continuation by itself or its successor, of its plan separately from this Plan or by merger with another existing plan and trust, with a transfer of said segregated portion of Trust assets, or (iii) termination of the Plan as to the adopting organization and its employees.

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

                                   ARTICLE XV

                        MERGER, CONSOLIDATION OR TRANSFER

     15.01 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Company or any Employer, provision may be made by which the Plan will be continued by the successor to the Company or such Employer; and, in that event, such successor shall be substituted for the Company or such Employer under the Plan. Substitution of a successor shall constitute an assumption of plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company or such Employer under the Plan.

     15.02 Authorization of Plan Merger. This Plan may be merged or consolidated with, or some or all of the assets of the Plan transferred to any other qualified plan of deferred compensation maintained or to be maintained for the benefit of some or all of the Participants. Such merger, consolidation or transfer of assets may be authorized by resolutions adopted by the Board of Directors of the Company; provided, however, that at the time of such transfer, the Company shall determine that the transferee or successor plan shall assume the liabilities of the Plan with respect to the Participants affected by such transfer and that the successor or transferee plan is intended to be qualified under Section 401(a) of the Code.

     15.03 Conditions Applicable to Plan Merger, etc. In the event that the Plan is merged or consolidated with, or its assets are transferred to any other qualified employee pension benefit plan, each Participant shall be entitled to receive a benefit immediately after the merger, consolidation or transfer which is at least equal to the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had been then terminated.

     15.04 Transfers to this Plan. The Trustee may agree to accept transfers to this Plan from any other qualified pension or profit sharing plan in connection with a merger or consolidation of such plans or a direct transfer of assets from such plans. The Plan Administrator may also provide for the establishment of separate accounts for such amounts if it deems such account to be necessary or expedient. If any plan is merged or consolidated with the Plan, or if assets of another plan are transferred to the Plan, and the participants in such other plan have rights which are protected from modification under Section 411(d)(6) of the Code, a description of such rights shall be included on an Exhibit attached to this Plan.

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

                                   ARTICLE XVI

                                AMENDMENT OF PLAN

     16.01 Plan Amendment.

     (a) The Company may change, amend, modify or alter any of the provisions of this Plan at any time or terminate this Plan or discontinue or suspend contributions to the Plan, or transfer the Trust Fund or any part thereof to a new Trust for the benefit of the Participants. Such powers may be exercised retroactively to the extent not prohibited by ERISA or the Code.

     (b) No such amendment may vest in any Employer any right, title or interest in and to the assets of the Trust Fund or any part thereof, divest any Participant of any credit theretofore entered to his Accounts, or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants; nor shall any such amendment materially change or increase the responsibilities or duties of the Trustee without the written consent of the Trustee.

     (c) No amendment may substantially increase the duties or responsibilities or reduce the compensation of the Trustee without the Trustee's written consent.

     (d) The Company shall, in writing, notify the Trustee, and all Participants when required by ERISA or the Code of any change, modification or alteration in the provisions of this Plan accomplished in accordance with this Section.

     (e) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Aggregate Account. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an Aggregate Account. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit shall not be less than his percentage computed under the Plan without regard to such amendment.

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

                                  ARTICLE XVII

                                PLAN TERMINATION

     17.01 Right to Terminate. The Company may terminate the Plan or discontinue contributions to the Plan in whole or in part at any time. In the event of the dissolution, merger, consolidation or reorganization of the Company, the Plan shall terminate except to the extent that the Plan is continued by a successor.

     17.02 Partial Termination. Upon termination of the Plan by the Company with respect to less than all of the Participants, the Plan Administrator shall determine whether a "partial termination" (as defined by Revenue Rulings and other authority then in existence) has occurred. Without limiting the foregoing, a partial termination shall be deemed to occur if 20% or more of the Participants in the Plan (based on participation at the close of the prior Plan Year, as adjusted by entries into the Plan and involuntary termination of Participants thereafter) are involuntarily excluded from further participation based on actions of the Employer. If a partial termination has occurred, the Company shall so advise the Trustee. The Trustee shall, in accordance with the directions of the Plan Administrator, allocate and segregate for the benefit of the affected Participants with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. Funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of such Participants in accordance with Section 17.04.

     17.03 Liquidation of the Trust Fund. Upon termination or partial termination of the Plan, or upon a complete discontinuance (as opposed to a temporary cessation) of contributions to the Plan, Accounts of all Participants affected thereby shall become fully Vested, and the Company may direct the Trustee to: (i) continue to administer the Trust Fund and pay benefits to the Participants affected by the termination upon their termination of Employment or to their Beneficiaries upon such Participant's death, until the Trust Fund has been liquidated, or (ii) distribute the assets remaining in the Trust Fund, after payment of any expenses properly charged or thereto, to Participants and Beneficiaries in proportion to their respective account balances. In the event that the Company directs liquidation of the Trust Fund, the expenses of administering the Plan and Trust, if not paid by the Employers, shall be paid from the Trust Fund.

     17.04 Manner of Distribution. To the extent that no discrimination in value results, and subject to each Participant's right to demand payment of his Vested ESOP Accounts in Company Stock, any distribution after termination of the Plan may be made, in whole or in part, in cash or in kind (but not including any form of payment having the effect of an annuity), as the Plan Administrator may determine in its discretion. All non-cash distributions shall be valued at Fair Market Value as of a date not more than 90 days prior to the date of distribution.

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

                                  ARTICLE XVIII

                                  MISCELLANEOUS

     18.01 Participant's Rights.

     (a) This Plan shall not be deemed to constitute an employment contract between and any Participant and any Employer or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of any Employer or to interfere with the right of such Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

     (b) Subject to the specific provisions of this Plan, a Participant may not be divested during his lifetime of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of this Plan. Notwithstanding the foregoing, no Participant shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable to such Participant under the Plan. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund.

     18.02 Alienation of Benefits.

     (a) No benefit which is or may become payable out of the Trust Fund to any Participant or Beneficiary may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required under paragraph (b). This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Trust Fund for any reason. At the time a distribution is to be made to or for his benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trust Fund to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Plan Administrator that such indebtedness is to be deducted in whole or part from his Accounts. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Accounts, he shall be entitled to review of the validity of the claim in accordance with the Plan's Claims Review Procedure.

     (b) The restrictions contained in the foregoing paragraph shall not apply to a Qualified Domestic Relations Order, as defined in Section 414 of the Code or to any domestic relations order entered before January 1, 1985. In the event that the Plan Administrator receives an order of a court which requires the Plan to pay the benefit or any part thereof, of a Participant to any person other than such Participant, the Plan Administrator shall refer such order to legal counsel for the Plan to advise it whether such order is a qualified domestic relations order. Simultaneously,

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

     the Plan Administrator shall take reasonable steps to notify the affected Participant (either at the offices of his Employer or at his last known mailing address) and any other alternate payee that such order was served on the Plan. Upon receiving counsel's advice as to the status of the order, the Participant and each alternate payee, or his designated representative, shall be advised of such legal advice. If it has been determined that the order is a qualified domestic relations order, the terms and directions as to payment and entitlement contained in the order will be promptly communicated to each payee or his designated representative at the address specified in the order.

     (c) The Plan Administrator shall, as soon as practical, ascertain the dollar amount payable to each payee pursuant to the order. If current payment is required, the Plan Administrator shall direct the Trustee to disburse the amounts payable to each payee. If current payment is not required, the Plan Administrator shall maintain a separate record or account for such amount. Such amounts will continue to be credited with their share of earnings and losses of the Trust.

     (d) The Plan Administrator may review a proposed domestic relations order or settlement agreement to determine whether it would, if entered, constitute a Qualified Domestic Relations Order.

     18.03 Prohibition Against Diversion of Funds. It shall be impossible by operation of the Plan, or by termination, revocation or amendment thereof, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries. In no event shall any part of the corpus or income of any Trust Fund maintained pursuant to the Plan revert to the Employer except as provided in Section 3.06.

     18.04 Bonding of Fiduciaries. Every fiduciary of the Plan, except a bank or an insurance company, or unless otherwise exempted by ERISA and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in this Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Plan Administrator, be paid from the Trust Fund or by the Employers.

     18.05 Receipt and Release for Payments. Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder. Either the Trustee or the Plan Administrator may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition preceding to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Plan Administrator.

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

     18.06 Construction of Plan.

     (a) The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

     (b) Each provision of this Plan is intended to be independent of each other provision. If any provision of this Plan is determined in writing by the Employer to be, or is held by any court, tribunal, board or other authority or competent jurisdiction to be void or invalid as to any Participant or group of Participants, such provision shall be disregarded as to such Participant or group of Participants and shall be deemed null and void and no part of this Plan. Such invalidation of any such provision shall not otherwise impair or affect this Plan or any of the other provisions or terms hereof.

     (c) Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in each other gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

     (d) Whenever an Employer under the terms of this Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by or through its Board of Directors or by an officer or agent duly authorized by such board.

     18.07 Binding Effect. The provisions of this Plan shall binding upon each Participant, Beneficiary or other person entitled to benefits hereunder, their heirs, personal representatives, successors and assigns.

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

     IN WITNESS WHEREOF, the Company has executed this Plan as of the ____ day of February, 2001.

     MAGNUM HUNTER RESOURCES, INC.




     By: __________________________________________
          Gary Evans, President

                                       74